Exhibit 10.2

EXECUTION COPY

RECEIVABLES PURCHASE AGREEMENT

dated as of July 13, 2016

among

KELLOGG FUNDING COMPANY, LLC

as Seller,

KELLOGG BUSINESS SERVICES COMPANY,

as Servicer,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

as a Purchaser,

the other PURCHASERS from time to time party hereto

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

as Administrative Agent

Table of Contents

(con’t)

(ii)

Table of Contents

(con’t)

List of Annexes, Exhibits and Schedules

Annex I	Definitions
Annex II	Addresses

Exhibit A	Form of Cash Outlay Notice
Exhibit B	Form of Reduction Notice
Exhibit C-1	Form of Monthly Report
Exhibit C-2	Form of Funding Report
Exhibit D	Form of Assignment and Assumption
Exhibit E	List of Closing Documents
Exhibit F	Form of Joinder Agreement

Schedule I	Lockboxes; Lockbox Account; Collection Account
Schedule II	Location of Records
Schedule III	Certain Uniform Commercial Code Article 9 Representations
Schedule IV	Form[s] of Invoice
Schedule V	List of Responsible Officers
Schedule VI	Monthly Dates

(iii)

RECEIVABLES PURCHASE AGREEMENT

RECEIVABLES PURCHASE AGREEMENT, dated as of July 13, 2016 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among KELLOGG FUNDING COMPANY, LLC, a Delaware limited liability company (the “Seller”), KELLOGG BUSINESS SERVICES COMPANY, a Delaware corporation (the “Servicer”), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Purchaser, each of the other PURCHASERS party hereto from time to time, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as administrative agent (the “Administrative Agent”) for each of the Purchasers (as defined below).

RECITALS

WHEREAS, the Seller has agreed to purchase certain Receivables and Related Security and Collections with respect thereto from the Originator pursuant to the Receivables Sale Agreement;

WHEREAS, subject to the terms and conditions of this Agreement, the Administrative Agent (on behalf of the Purchasers) on a noncommitted basis (to the extent set forth herein) may purchase from the Seller all such Receivables, Related Security and Collections existing on the date hereof or hereafter arising (in the aggregate, the “Receivables Assets”); and

WHEREAS, the Servicer has agreed to service the Receivables Assets, including the Credit Insurance Policies, in accordance with the terms hereof;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

SECTION 1.01. Certain Definitions. As used in this Agreement and its annexes, exhibits and schedules, the terms set forth on Annex I shall have the meanings assigned to them therein.

SECTION 1.02. Interpretation and Construction.

(a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole.

(b) Unless the context of this Agreement otherwise clearly requires, the words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

(d) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(e) The article, section and other headings contained in this Agreement are for reference purposes only and do not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, Section, subsection, Exhibit, Annex and Schedule references are to this Agreement unless otherwise specified.

(f) As used in this Agreement, the masculine, feminine or neuter gender each are deemed to include the others whenever the context so indicates.

(g) Unless otherwise provided or the context otherwise requires, references in this Agreement to any Person include that Person’s successors and assigns (subject to limitations on assignment contained herein or in any other applicable Transaction Document).

(h) References in this Agreement to “determination” by any Purchaser or the Administrative Agent are conclusive absent manifest error and include good faith estimates by any Purchaser or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by any Purchaser or the Administrative Agent, as the case may be.

(i) References in this Agreement to any agreement (including any other Transaction Document), document or instrument mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and references to any promissory note include any promissory note that is an extension or renewal thereof or a substitute or replacement therefor.

(j) References in this Agreement to any Law mean such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and references to any section or other provision of any Law mean that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(k) All accounting terms that are not specifically defined herein shall be construed in accordance with GAAP. The financial statements to be furnished herein shall be made and prepared in accordance with GAAP consistently applied through the periods involved except to the extent stated therein.

(l) Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

SECTION 1.03. Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES

SECTION 2.01. Receivables Assets Purchase.

(a) On and subject to the terms and conditions hereof, the Administrative Agent (as agent for and on behalf of the Purchasers) on a noncommitted basis (to the extent set forth herein) may purchase from the Seller all Receivables Assets existing on the Closing Date or thereafter arising and acquired by the Seller from time to time during the Revolving Period. The Administrative Agent shall hold any Receivables Assets so purchased as agent on behalf of the Purchasers in accordance with the respective portions of the Receivables Assets funded by the related Purchasers from time to time.

(b) Any such foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Administrative Agent or any Purchaser of, any obligation of the Seller, the Originator, the Servicer or any other Person under or in connection with the Receivables Assets, all of which shall remain the obligations and liabilities of the Seller, the Originator, the Servicer or such other Person, as applicable.

(c) The aggregate purchase price payable as consideration for the sale, transfer and assignment of Receivables Assets existing on the Closing Date which the Purchasers agree in their discretion to purchase shall equal the Buyer Purchase Price payable by the Seller to the Originator under the Receivables Sale Agreement for the Purchased Assets existing on the Closing Date (the “Initial Purchase Price”). The Seller and the Purchaser agree that such Initial Purchase Price represents the fair market value for the Receivables Assets existing on the Closing Date. Subject to the terms and conditions hereof, the Initial Purchase Price shall be paid (i) first, by the transfer on the Closing Date by the applicable Purchasers to or for the account of the Seller of the proceeds of the Cash Outlays made on the Closing Date, and (ii) the remainder, by payments to the Seller from time to time of Deferred Purchase Price pursuant to the Priority of Payments and the other terms and conditions of this Agreement. Upon the transfer of the proceeds of such Cash Outlays to or for the account of the Seller, all of the Seller’s right, title and interest in and to all the Receivables Assets shall be sold, assigned and transferred to the Administrative Agent (as agent for and on behalf of the Purchasers), without the need of any formality or other instrument of assignment.

(d) The purchase price payable as consideration for the sale, transfer and assignment of Receivables Assets acquired by the Seller after the Closing Date which the Purchasers agree in their discretion to purchase shall equal the Buyer Purchase Price payable by the Seller to the Originator under the Receivables Sale Agreement for the Purchased Assets included in such Receivables Assets (each, an “Incremental Purchase Price”). The Seller and the Purchaser agree that such Incremental Purchase Price represents the fair market value for such Receivables Assets. Subject to the terms and conditions hereof, each Incremental Purchase Price shall be paid on each Business Day (i) first, by the payment to the Seller for the account of the applicable Purchasers of any Collections to be applied on such Business Day as Reinvestments pursuant to the Priority of Payments and the other terms and conditions of this Agreement, (ii) second, by the transfer on such Business Day by applicable Purchasers to or for the account of the Seller of the proceeds of any Cash Outlays made on such Business Day, and (iii) the remainder, by payments to the Seller from time to time of Deferred Purchase Price pursuant to the Priority of Payments and the other terms and conditions of this Agreement.

(e) In addition, the Seller shall reduce the Aggregate Funded Purchase Price on each Settlement Date to the extent required by and in accordance with the Priority of Payments, and any amount so returned to the Purchasers may, subject to the terms and conditions hereof, be available for additional Cash Outlays during the Revolving Period.

(f) For each Monthly Period in which the Originator receives Deemed Collections of Pool Receivables pursuant to Section 2.03 of the Receivables Sale Agreement, the Seller shall pay the aggregate amount thereof on the related Settlement Date (or such earlier date on which the Originator makes a related payment pursuant to such Section 2.03) first by deposit (or by causing the deposit by the Originator) of immediately available funds to the Collection Account, to the extent the Originator is required or elects to pay such Deemed Collection pursuant to such Section 2.03 in cash, and the balance, if any, by providing the Purchasers with a credit therefor against the Deferred Purchase Price payable pursuant to this Agreement. In the event that the Originator is required to repurchase any Pool Receivable from the Seller pursuant to Section 2.04 or Section 5.04(e) of the Receivables Sale Agreement, the Seller agrees concurrently with such repurchase to repurchase such Receivable from the Administrative Agent for the account of the applicable Purchasers, and the Administrative Agent and the applicable Purchasers hereby agree to such sale. The repurchase price shall equal the aggregate Outstanding Balance of any such Receivable and shall be paid by the Seller on the date of such repurchase first by deposit (or by causing the deposit by the Originator) of immediately available funds to the Collection Account, to the extent the Originator is required or elects to pay its related repurchase price pursuant to Section 2.04 or Section 5.04(e), as applicable, of the Receivables Sale Agreement in cash, and the balance, if any, by providing the Purchasers with a credit therefor against the Deferred Purchase Price payable pursuant to this Agreement. Amounts paid into the Collection Account pursuant to this Section 2.01(f) shall be treated as Collections of the affected Receivables and applied as provided under the Priority of Payments.

SECTION 2.02. Cash Outlays.

(a) On the terms and conditions hereinafter set forth, the Seller may from time to time, by delivery of a notice in the form set forth in Exhibit A containing the information specified in such form (each, a “Cash Outlay Notice”) to the Administrative Agent, request that Purchasers make out-of-pocket cash payments of the Initial Purchase Price or any Incremental Purchase Price to the Seller in Dollars (each, a “Cash Outlay”) on the Closing Date and thereafter from time to time on any Business Day during the Revolving Period specified in the applicable Cash Outlay Notice (each, a “Cash Outlay Date”), in an amount which, after giving effect thereto, shall not cause the Aggregate Funded Purchase Price to exceed the Maximum Aggregate Funded Purchase Price on such Cash Outlay Date. There may not be more than four (4) Cash Outlay Dates and Cash Reduction Dates that are not also Settlement Dates in any calendar year unless consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed). The aggregate Cash Outlays requested on any Cash Outlay Date shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

(b) A Cash Outlay Notice shall be delivered to the Administrative Agent not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day prior to the Cash Outlay Date on which Cash Outlays are requested. A Cash Outlay Notice shall be irrevocable when delivered. The Administrative Agent shall provide a copy of each Cash Outlay Notice to each Purchaser.

(c) Notwithstanding anything contained in this Section 2.02 or elsewhere in this Agreement to the contrary, no Purchaser shall be obligated to make any Cash Outlay. No Purchaser shall receive, and the Seller shall not pay, any commitment or unused fee hereunder. If a Purchaser, in its sole discretion, elects to make a requested Cash Outlay, on the related Cash Outlay Date, subject to satisfaction (or waiver) of the applicable conditions set forth in Article III and notice thereof from the Administrative Agent to each Purchaser, such Purchaser shall make a Cash Outlay to the Seller in an amount equal to its Funding Percentage of the aggregate requested Cash Outlays. Each Purchaser shall make its election, if any, to fund a requested Cash Outlay on a several basis. In the event that no Purchaser elects to make a Cash Outlay, the Seller may, in its sole discretion, terminate any sale of Receivables to be made on such date and any future sale of Receivables by delivering written notice thereof to the Administrative Agent and each Purchaser.

(d) Each Cash Outlay elected to be made pursuant to Section 2.02(c) shall be made by the applicable Purchaser by wire transfer of same day funds no later than 2:00 p.m. (New York City time) on the applicable Cash Outlay Date to or for the account of the Seller at the account specified in the relevant Cash Outlay Notice.

(e) Notwithstanding anything contained in this Section 2.02 or elsewhere in this Agreement to the contrary:

(i) no Cash Outlays may be requested, and no Purchaser shall elect to make any Cash Outlay, if, after giving effect thereto, the Aggregate Funded Purchase Price would exceed the Maximum Aggregate Funded Purchase Price as of such Cash Outlay Date, if such Cash Outlay Date is a Settlement Date, or as of the preceding Settlement Date, in any other case; and

(ii) no Cash Outlays may be requested, and no Purchaser shall elect to make any Cash Outlay, if, after giving effect thereto, the Funded Purchase Price of such Purchaser would exceed its Purchaser Facility Amount then in effect.

SECTION 2.03. Voluntary Termination or Reduction of Facility Amount; Voluntary Reduction of Aggregate Funded Purchase Price; Increase in Facility Amount.

(a) The Seller may on any Settlement Date reduce the Facility Amount in whole or from time to time in part by giving the Purchasers notice thereof at least two (2) Business Days before such reduction is to take place; provided that any partial reduction shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such notice shall be irrevocable when delivered; provided that no proposed voluntary reduction of the Facility Amount under this Section 2.03(a) shall be effective unless (i) after giving effect thereto and to any concurrent reductions of the Aggregate Funded Purchase Price permitted hereunder, the Aggregate Funded Purchase Price would not exceed the Facility Amount, and (ii) if such reduction causes of the Facility Amount to equal $0.00, all Aggregate Unpaids shall have been paid in full not later than the date of such reduction. Any reduction in the Facility Amount shall automatically reduce the Purchaser Facility Amount of each Purchaser in an amount equal to the Funding Percentage of such Purchaser times the amount of such reduction. Notwithstanding any other provision hereof, in the event a Purchaser (i) shall fail to fund any Cash Outlay requested pursuant to Section 2.02 that otherwise meets the applicable conditions set forth in Article III, (ii) shall make any claim for material amount of reimbursement pursuant to Sections 2.09 or 2.10, or (iii) the Yield for such Purchaser is being calculated pursuant to clause (ii) or (iii) of the definition of Yield, any reduction requested by the Seller may be applied disproportionally to such Purchaser as directed by the Seller in its sole discretion.

(b) The Seller may elect to reduce the Aggregate Funded Purchase Price in whole or in part any Business Day during the Revolving Period (each, a “Cash Reduction Date”), by delivery to the Administrative Agent notice thereof, in the form set forth in Exhibit B, specifying the amount of such reduction (the “Reduction Amount” for such Cash Reduction Date) and containing the other information specified in such form (each, a “Reduction Notice”), at least two (2) Business Days before such Cash Reduction Date; provided that any partial reduction shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. There may not be more than four (4) Cash Outlay Dates and Cash Reduction Dates that are not also Settlement Dates in any calendar year unless consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed). Each Reduction Notice shall be accompanied by a report of the Servicer in reasonable detail calculating each of the amounts described in the following paragraph. Any Reduction Notice shall be irrevocable when delivered; provided that no proposed voluntary reduction of the Aggregate Funded Purchase Price under this Section 2.03(b) shall be effective if, prior to or on the Business Day on which the reduction is to occur, a Termination Event shall have occurred. The Administrative Agent shall provide a copy of each Reduction Notice and the accompanying report of the Servicer to each Purchaser.

If the Seller delivers a Reduction Notice and the related Cash Reduction Date is not a Settlement Date, the Aggregate Funded Purchase Price shall be reduced on such Cash Reduction Date by application of the amount of funds set aside in the Collection Account for such purpose pursuant to Section 2.12(a) together with any other funds of the Seller available for such purpose in an amount equal to the related Reduction Amount or, if less, the amount of such funds. If the Seller delivers a Reduction Notice and the related Cash Reduction Date is a Settlement Date, the Aggregate Funded Purchase Price shall be reduced on such Settlement Date in accordance with the Priority of Payments by the Reduction Amount or, if less, the amount available therefor on such Settlement Date in accordance with the Priority of Payments without causing a reduction in the amounts otherwise to be paid pursuant to clause (vi) of Section 2.12(b) together with any other funds of the Seller available for such purpose.

(c) So long as no Termination Event or Potential Termination Event shall have occurred and be continuing, the Seller shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, on any Settlement Date during the Revolving Period to increase the Facility Amount by designating one or more additional Persons which are reasonably acceptable to the Administrative Agent to become a party to this

Agreement as an additional Purchaser by entering into a Joinder Agreement with the Seller, the Servicer and the Administrative Agent. Any such increase in the Facility Amount shall become effective upon the execution and delivery by the Seller, the Servicer, the Administrative Agent and each such Person (and without the requirement of consent from any other Purchaser) of a Joinder Agreement , which shall specify (A) the name of such Person, (B) the address of such Person for purposes of Section 10.05 hereof, (C) its Purchaser Facility Amount and its Funding Percentage, and (D) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Agreement, the Administrative Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to each Purchaser, the Seller and the Servicer. The amount of the increase in the Facility Amount on any such Settlement Date shall equal the aggregate Purchaser Facility Amounts of the additional Purchasers party to such Joinder Agreement. Upon the effectiveness of a Joinder Agreement, each additional Person or Persons agreeing to become a Purchaser thereby shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by Seller, the Servicer, the Purchaser or the Administrative Agent shall be required. It shall be a condition to the effectiveness of any Joinder Agreement for an additional Purchaser after the Closing Date that each existing Purchaser sell to the additional Purchaser and that the additional Purchaser purchase from each applicable existing Purchaser an interest in the outstanding Cash Outlays for a purchase price equal to the Funded Purchase Price so purchased and, subject to the provisions of Section 2.04(c), assume obligations for a portion of the Deferred Purchase Price, so that, after giving effect to such purchase, sale and assumption, the Funded Purchase Price and Deferred Purchase Price obligation of each Purchaser shall be proportionate to the Purchaser Facility Amount of such Purchaser. Funding Percentages shall be automatically adjusted upon effectiveness of a Joinder Agreement.

SECTION 2.04. Deferred Purchase Price.

(a) A portion of the Initial Purchase Price and each Incremental Purchase Price may be paid to the Seller as deferred purchase price (the “Deferred Purchase Price”) in an amount equal to the excess of (x) such Initial Purchase Price or such Incremental Purchase Price, as the case may be, over (y) the sum of (i) the proceeds of Cash Outlays paid by the Administrative Agent on behalf of the Purchasers in respect of the Initial Purchase Price or such Incremental Purchase Price, as the case may be, and (ii) in the case of any such Incremental Purchase Price, the aggregate amount of Collections applied as Reinvestments on the applicable Cash Outlay Date pursuant to the Priority of Payments. The Deferred Purchase Price shall be payable solely from Collections available therefor pursuant to the Priority of Collections at the times and in the manner provided herein; provided that, if on any Cash Outlay Date, (x) the sum of (i) the proceeds of Cash Outlays paid by the Administrative Agent on behalf of the Purchasers in respect of such Incremental Purchase Price on such date and (ii) the aggregate amount of Collections applied as Reinvestments on such date pursuant to the Priority of Payments exceeds the Incremental Purchase Price for such date, such excess shall be deemed to be Collections for purposes of this Section 2.04(a) and applied to pay an equal portion of the Deferred Purchase Price.

(b) On and prior to the Final Date, the Deferred Purchase Price for Receivables Assets shall be paid to the Seller as specified in the Priority of Payments. On each Business Day after the Final Date until the earlier to occur of (i) the date the Deferred Purchase Price for Receivables Assets is paid in full or (ii) the date all Pool Receivables have been either collected or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy and all recoveries in respect of Charge-Offs of Pool Receivables (including payments of related claims under the Credit Insurance Policies) have been received and applied in accordance with this Section 2.04(b), as reasonably determined by the Servicer, the Servicer, for the account of the Purchasers, shall pay to the Seller, in payment of the Deferred Purchase Price, all Collections in respect of Receivables Assets thereafter received less, in the case of a successor Servicer, the accrued and unpaid Servicing Fee, which shall be retained by such Servicer. Any remaining Collections in respect of Receivables Assets shall be paid by the Servicer, for the account of the Purchasers, to the Seller as a return on the Deferred Purchase Price outstanding from time to time. The obligations of the Servicer and the rights of the Seller under this Section 2.04(b) shall survive termination of this Agreement.

(c) Notwithstanding any provision contained in this Agreement to the contrary, neither the Administrative Agent (individually or as agent) nor any Purchaser shall, or shall be obligated to, pay any amount to the Seller as the Deferred Purchase Price or returns thereon except at such time and to the extent of Collections available for distribution to Seller in accordance with this Agreement, and no recourse shall be available against the Administrative Agent (individually or as agent) or any Purchaser for any insufficiency in payment of such Deferred Purchase Price or returns thereon. Following realization of the Receivables Assets and the application of the proceeds thereof in accordance with this Agreement, any claims to the payment of Deferred Purchase Price hereunder and returns thereon shall be extinguished and shall not thereafter revive. Any amount that the Administrative Agent (individually or as agent) or any Purchaser does not pay pursuant to the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or obligation of the Administrative Agent (individually or as agent) or such Purchaser for any such insufficiency. The rights of the Administrative Agent (individually and as agent) and the Purchasers under this Section 2.04(c) shall survive termination of this Agreement.

SECTION 2.05. Yield.

(a) Yield shall accrue with respect to the Aggregate Funded Purchase Price for each period commencing on and including the date on which each Cash Outlay is made until the date that such Aggregate Funded Purchase Price shall have been reduced to zero. Yield accrued with respect to the Aggregate Funded Purchase Price for each Accrual Period shall be payable on the Settlement Date immediately following such Accrual Period in accordance with the Priority of Payments.

(b) The Administrative Agent shall determine each LIBO Rate or Alternate Base Rate, if applicable, used in determining the Yield Rate for each Accrual Period and shall give notice thereof to the Servicer (which shall provide a copy of such notice to the Seller) and each Purchaser not later than the third (3rd) Business Day preceding each Reporting Date. Not later than the second (2nd) Business Day preceding each Reporting Date, each Purchaser shall provide a statement to the Servicer (which shall provide a copy of such statement to the Seller) and the Administrative Agent setting forth the Yield applicable to the portion of the Aggregate Funded Purchase Price attributable to it for the related Accrual Period; provided that such statements with respect to the final Accrual Period shall be provided not later than the Business Day immediately preceding the related Settlement Date.

SECTION 2.06. Administrative Agent Fee.

(a) The Seller shall pay to the Administrative Agent for its own account the Administrative Agent Fee in the amount and when and as provided in the Administrative Agent Fee Letter.

(b) The Administrative Agent Fee shall be fully earned on the date on which payment thereof is required to be made by the Seller and, once paid, shall not be refundable under any circumstances.

SECTION 2.07. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by or on behalf of the Seller or by the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds. The Seller and the Servicer, as the case may be, shall, to the extent permitted by law and, in the case of the Seller, in accordance with the Priority of Payments, pay to the Purchasers interest on all amounts not paid or deposited when due hereunder at the Default Rate, payable on demand. All computations of Yield and all other computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided that any computations of Yield and interest hereunder based on the Alternate Base Rate to the extent calculated using the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in the computation of Yield or any interest amounts or any fees payable hereunder, as the case may be.

(c) All payments by or on behalf of the Seller or by the Servicer hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(d) Except as otherwise provided herein, each payment or distribution hereunder to the Administrative Agent or any Purchaser or Related Party shall be made to the account of the Administrative Agent or such Purchaser or Related Party designated from time to time to the applicable payor.

SECTION 2.08. Breakage Costs. Upon the request of any Purchaser, the Seller shall, in accordance with the Priority of Payments, pay to the Administrative Agent, for payment to any applicable Purchaser, such amount or amounts as shall, without duplication, compensate such Purchaser for any loss, cost or expense (the “Breakage Costs”) incurred by such Purchaser as a result of (i) any reduction of such Purchaser’s Funded Purchase Price on a date other than a

Settlement Date, (ii) any failure to reduce such Purchaser’s Funded Purchase Price on a Settlement Date on which it is required to be reduced, (iii) any failure to reduce such Purchaser’s Funded Purchase Price as to which a Reduction Notice shall have been delivered on the date specified in such Reduction Notice for any reason, including the Seller’s failure to satisfy applicable conditions to such reduction or the insufficiency of funds therefor under the provisions of Section 2.03(b), or (iv) any failure on the part of the Seller to accept or take a Cash Outlay as to which a Cash Outlay Notice shall have been delivered on the date specified in such Cash Outlay Notice for any reason, including the Seller’s failure to satisfy the conditions to the making of such Cash Outlay set forth in Section 2.01 or Article III. Such Breakage Costs to any Purchaser shall be deemed to include an amount determined by such Purchaser to be the cost of breaking any interest rate or currency hedging arrangement related to the portion of such Purchaser’s Funded Purchase Price. The determination by any Purchaser of the amount of Breakage Costs shall be set forth in a notice to the Seller, the Servicer and the Administrative Agent delivered by the applicable Purchaser and shall be conclusive absent manifest error. Any Breakage Costs shall be due and payable on the first Settlement Date which follows the Servicer’s receipt of such notice by more than five (5) Business Days (or on the Final Date if such certificate is delivered on the Final Date); provided that, if such notice is in connection with a reduction of the Aggregate Funded Purchase Price pursuant to Section 2.03(b) and is delivered on or before the Business Day immediately preceding the date of such reduction as set forth in the applicable Reduction Notice, any applicable Breakage Costs shall be due and payable on the date of such reduction.

SECTION 2.09. Increased Costs; Capital Adequacy.

(a) In the event that any Affected Party determines that any Change in Law

(i) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets (including Receivables Assets) of, deposits with or for the account of, or credit extended by, such Affected Party (except any such reserve requirements with respect to the Funded Purchase Price attributable to such Affected Party that are reflected in the definition of LIBO Rate),

(ii) subjects such Affected Party to any Tax (other than Taxes that are indemnifiable under Section 2.10 and other than any Excluded Taxes), with respect to this Agreement or any of the other Transaction Documents or any of its obligations hereunder or thereunder, any payments to such Affected Party of Funded Purchase Price reductions, Yield, fees or any other amount payable hereunder or under any of the other Transaction Documents or its ownership of interests in Receivables Assets, or

(iii) imposes on such Affected Party or the London interbank market any other condition affecting this Agreement or any of the other Transaction Documents, any Cash Outlays made by such Affected Party or its ownership of interests in Receivables Assets, and the result of any of the foregoing is to increase the cost to such Affected Party of agreeing to make or making Cash Outlays or maintaining any portion of the Funded Purchase Price hereunder attributable to such Affected Party or acquiring and maintaining its interest in the Receivables Assets, or to reduce the amount of any sum received or receivable by such Affected Party with respect thereto, then, in any such case, the Seller from time to time shall pay in accordance with the Priority of Payments such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, Yield or otherwise as such Affected Party in its reasonable discretion shall determine) as will compensate such Affected Party on an after-tax basis for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding such Affected Party’s capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of such Affected Party as a consequence of this Agreement or any other Transaction Documents, such Affected Party’s Cash Outlays, or ownership of interests in Receivables Assets, or participations therein, to a level below that which such Affected Party would have achieved but for such Change in Law (taking into consideration the policies of such Affected Party or such controlling Person with regard to capital and liquidity requirements), then from time to time the Seller shall pay to such Affected Party in accordance with the Priority of Payments such additional amount or amounts as will compensate such Affected Party or such controlling Person for any such reduction suffered.

(c) A certificate of the Administrative Agent or a Purchaser setting forth the amount or amounts necessary to compensate the Administrative Agent or such Purchaser and, if applicable, any related holding company that is an Affected Party, as the case may be, as specified in subsection (a) or (b) of this Section 2.09, together with supporting documentation or computations, shall be delivered to the Seller and the Servicer (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Seller shall pay the Administrative Agent or such Purchaser (for its own account or for the account of the applicable other Affected Party, as the case may be) the amount shown as due on such certificate no later than the Settlement Date that first follows the delivery of such certificate by more than five (5) Business Days (or on the Final Date if such certificate is delivered on or before the Business Day preceding the Final Date).

(d) Failure or delay on the part of an Affected Party to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Party pursuant to this Section 2.09 for any increased costs or reductions incurred more than 180 days prior to the date such Affected Party or its related Purchaser notifies the Seller and the Servicer of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) In determining any amount provided for in this Section 2.09, an Affected Party may use any reasonable averaging and attribution methods. The protection of this Section 2.09 shall be available to each Affected Party regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.10. Taxes.

(a) All payments by or on account of any obligation of any Company Party hereunder or under any other Transaction Document shall be made free from set-off or counterclaim, and without deduction or withholding for or on account of any Taxes other than Excluded Taxes unless the applicable Withholding Agent with respect to such payment is required by law to make any such deduction or withholding. If the applicable Withholding Agent is required by law to deduct or withhold any such Taxes from or in respect of any sum so payable, then if such Tax is not an Excluded Tax (i) the sum payable shall be increased by the amount necessary to yield to the applicable Affected Party an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholdings, and (iii) the applicable Withholding Agent shall pay the amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) The Seller will or, with respect to Taxes in respect of payments by the Servicer, the Servicer will, indemnify each Affected Party against (i) any Taxes other than Excluded Taxes imposed on such Affected Party which arise by reason of the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any Taxes other than any Excluded Taxes imposed on or with respect to a payment to such Affected Party under a Transaction Document and (iii) any Direct Taxes with respect to a Purchased Asset that are imposed by a Governmental Authority on such Affected Party or for which such Affected Party is otherwise required to pay. Each Affected Party will promptly notify the Seller or Servicer, as applicable, of any event of which it has knowledge, which will entitle such Affected Party to compensation pursuant to this Section 2.10(b). Any notice claiming compensation under this Section 2.10(b) shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error.

(c) Each Purchaser shall deliver to the Servicer (on behalf of itself and the Seller) and the Administrative Agent at the time or times prescribed by applicable Law or reasonably requested by the Servicer or the Administrative Agent two correct and complete executed originals of the applicable Prescribed Form it is legally entitled to provide that will permit payments to such Person be made without withholding. Each Purchaser agrees that from time to time thereafter upon the reasonable request of the Servicer or the Administrative Agent and if any Prescribed Form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such Prescribed Form or promptly notify Servicer of its legal inability to do so.

(d) All payments made by any Purchaser to the Seller under or in connection with this Agreement shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Purchaser shall ensure that the deduction or withholding does not exceed the minimum amount legally required. For the avoidance of doubt, no Purchaser shall be obliged to gross up any such payment following any such deduction or withholding.

SECTION 2.11. Mitigation Obligations. Each Purchaser agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to Section 2.09 or Section 2.10 including, subject to applicable law, a change in the funding office of Purchaser; provided, however, that nothing contained herein shall obligate any Purchaser to take any action that imposes on such Purchaser any additional costs or legal or regulatory burdens or would otherwise be disadvantageous to such Purchaser. The Seller hereby agrees to pay, in accordance with the Priority of Payments, all reasonable costs and expenses incurred by any Purchaser in connection with any such change.

SECTION 2.12. Priority of Payments.

(a) On each Business Day during the Revolving Period, Collections received and not previously applied pursuant to this Section 2.12(a) shall be (i) first, paid by the Servicer to the applicable Credit Insurer in the amount of any Credit Insurance Premiums due and payable on such Business Day, to the extent such Credit Insurance Premiums have not been paid (or provision for payment thereof made to the reasonable satisfaction of the Administrative Agent) by or on behalf of the Originator, (ii) second, paid by the Servicer to the Purchasers pro rata (based on the aggregate Funded Purchase Prices attributable to the Purchasers), in the amount, if any, required to reduce the Aggregate Funded Purchase Price to equal the Maximum Aggregate Funded Purchase Price determined as at the most recent Settlement Date, and (iii) third, deposited by the Servicer into the Collection Account until the amount so deposited equals the amount of any reduction in the Aggregate Funded Purchase Price elected to be made by the Seller on the following Cash Reduction Date pursuant to Section 2.03(b). Any remaining Collections received during the Revolving Period shall be applied by the Servicer for the account of the Purchasers to the provisional payment (subject to the proviso to this sentence) to the Seller (or the Originator for the account of the Seller) in respect of the Seller’s payments of the Buyer Purchase Prices to the Originator, of (x) first, the Incremental Purchase Prices for Receivables Assets arising since the preceding Business Day (each such payment, a “Reinvestment”) and (y) second, any unpaid Deferred Purchase Price, subject in either case to the applicable conditions precedent set forth in Section 3.02; provided that the Seller hereby agrees to return and deposit in immediately available funds into the Collection Account, no later than the next Settlement Date, an amount equal to the Excess Payment, if any, with respect to such Settlement Date.

(b) On each Settlement Date during the Revolving Period, (x) all Collections with respect to the related Settlement Period not previously paid to a Credit Insurer, the Purchasers or the Seller pursuant to Section 2.12(a), together with any Excess Payments received from or for the account of the Seller with respect to such Settlement Date (collectively, with respect to such Settlement Date, the “Available Collections”), shall be transferred by the Servicer for the account of the Seller to the Collection Account, and (y) the Servicer shall pay to the following Persons from the Collection Account, to the extent of the Available Collections, the following amounts in accordance with the relevant Monthly Report, in the following order of priority:

(i) FIRST, to the Credit Insurers pro rata (based on the amounts then due and payable) an aggregate amount equal to any Credit Insurance Premiums then due and payable, to the extent such Credit Insurance Premiums have not been paid (or provision for payment thereof made to the reasonable satisfaction of the Administrative Agent) by or on behalf of the Originator, for the payment thereof;

(ii) SECOND, on a pari passu basis, (A) to the Purchasers pro rata (based on the amounts then due and payable to the Purchasers) an aggregate amount equal to accrued and unpaid Yield, and (B) to the Administrative Agent an amount equal any Administrative Agent Fee due and payable on such Settlement Date for the payment thereof;

(iii) THIRD, to the Servicer, if it is not an Affiliate of a Company Party, an amount equal to the accrued and unpaid Servicing Fees for the payment thereof;

(iv) FOURTH, to the Purchasers pro rata (based on the aggregate Funded Purchase Prices attributable to the Purchasers), the Reduction Amount for such Settlement Date, to give effect to any reductions of the Aggregate Funded Purchase Price elected to be made by the Seller pursuant to Section 2.03(b);

(v) FIFTH, if, after giving effect any reduction thereof pursuant to clause (iv) above, the Aggregate Funded Purchase Price exceeds the Maximum Aggregate Funded Purchase Price, to the Purchasers pro rata (based on the aggregate Funded Purchase Prices attributable to the Purchasers), the amount, if any, required to reduce the Aggregate Funded Purchase Price to equal the Maximum Aggregate Funded Purchase Price, to reduce the Aggregate Funded Purchase Price;

(vi) SIXTH, on a pari passu basis, to the applicable Purchaser, Administrative Agent or Related Party thereof pro rata (based on the amounts then due and payable) an aggregate amount equal to all other amounts then due and payable to any Purchaser, Administrative Agent or Related Party for the payment thereof (any such amounts owing to a Related Party thereof to be paid to the applicable Purchaser for its own account or for distribution by it to such Related Party, as applicable);

(vii) SEVENTH, to the Seller in respect of Reinvestments;

(viii) EIGHTH, to the Seller in respect of outstanding Deferred Purchase Price; and

(ix) NINTH, after the Deferred Purchase Price for all Receivables Assets shall have been paid in full, to the Seller as a return on the Deferred Purchase Price outstanding from time to time in accordance with Section 2.04(b).

(c) On each Business Day on or after the Facility Termination Date, all Collections not previously paid to a Credit Insurer, the Purchasers or the Seller pursuant to Section 2.12(a), and any Excess Payments received from or for the account of the Seller not previously deposited into the Collection Account shall be deposited by the Servicer for the account of the Seller into the Collection Account. On each Business Day (other than a Settlement Date) on and after the Facility Termination Date, the Servicer shall pay to the Credit Insurers pro rata (based on the amounts then due and payable) an aggregate amount equal to any Credit Insurance Premiums then due and payable, to the extent such Credit Insurance Premiums have not been paid (or provision for payment thereof made to the reasonable satisfaction of the Administrative Agent) by or on behalf of the Originator, for the payment thereof. On each Settlement Date on or after the Facility Termination Date through and including the Final Date, the Servicer shall pay to the following Persons, from the Collection Account, to the extent of available funds therein, the following amounts in accordance with the relevant Monthly Report, in the following order of priority:

(i) FIRST, to the Credit Insurers pro rata (based on the amounts then due and payable) an aggregate amount equal to any Credit Insurance Premiums then due and payable, to the extent such Credit Insurance Premiums have not been paid (or provision for payment thereof made to the reasonable satisfaction of the Administrative Agent) by or on behalf of the Originator, for the payment thereof;

(ii) SECOND, first to the Administrative Agent any amounts then payable to the Administrative Agent pursuant to Section 9.07(a) for the payment thereof, and then to the Purchasers pro rata (based on the amounts paid and not reimbursed), any amounts paid by, and not previously reimbursed to, the Purchasers to the Administrative Agent pursuant to Section 9.07(a) for the reimbursement thereof;

(iii) THIRD, on a pari passu basis, (A) to the Purchasers pro rata (based on the amounts then due and payable to the Purchasers) an aggregate amount equal to accrued and unpaid Yield for the payment thereof, and (B) to the Administrative Agent an amount equal any Administrative Agent Fee due and payable on such Settlement Date for the payment thereof;

(iv) FOURTH, to the Servicer, if it is not an Affiliate of a Company Party, an amount equal to the accrued and unpaid Servicing Fees for the payment thereof;

(v) FIFTH, to the Purchasers pro rata (based on the aggregate Funded Purchase Prices attributable to the Purchasers), in an amount equal to the Aggregate Funded Purchase Price, to reduce the Aggregate Funded Purchase Price to $0.00;

(vi) SIXTH, on a pari passu basis, to the applicable Purchaser, Administrative Agent or Related Party thereof pro rata (based on the amounts then due and payable) an aggregate amount equal to all other amounts then due and payable to any Purchaser, Administrative Agent or Related Party for the payment thereof (any such amounts owing to a Purchaser or Related Party thereof to be paid to the applicable Purchaser for its own account or for distribution by it to such Related Party), as applicable;

(vii) SEVENTH, to the Seller in respect of payment of outstanding Deferred Purchase Price; and

(viii) EIGHTH, after the Deferred Purchase Price for all Receivables Assets shall have been paid in full, to the Seller as a return on the Deferred Purchase Price outstanding from time to time in accordance with Section 2.04(b).

(d) In the event that a Transaction Account Control Event shall have occurred and the Administrative Agent shall have elected to exercise, or direct the Collateral Agent to exercise, its rights pursuant to an applicable Control Agreement to require the bank holding the Collection Account or the Lockbox Account, as applicable, to will comply with instructions originated by the Administrative Agent or the Collateral Agent, as applicable, directing disposition of the funds in such account without further consent by the Servicer or the Seller, as applicable, the application of funds from such account pursuant to this Section 2.12 shall be made by the Administrative Agent in accordance with the terms of this Agreement instead of by the Servicer.

(e) Neither the Seller nor the Servicer on its behalf shall have any right to withdraw amounts on deposit in the Collection Account except as expressly provided in this Section 2.12 or elsewhere in this Agreement.

SECTION 2.13. Reports.

(a) On or before each Reporting Date, the Servicer shall prepare and forward to the Seller, the Administrative Agent and each Purchaser (i) a report, substantially in the form of Exhibit C-1 (a “Monthly Report”), as of the close of business on the last day of the immediately preceding Monthly Period, (ii) a report, substantially in the form of Exhibit C-2 (a “Funding Report”), as of the close of business on the immediately preceding Business Day and (iii) if reasonably requested by any Purchaser, a listing by invoice of all Pool Receivables together with an aging thereof, in each case, as of the close of business on the last day of the immediately preceding Monthly Period, and such other matters as any Purchaser may reasonably request. If, after the Facility Termination Date, the Administrative Agent shall have elected to have Settlement Dates more frequently than every month as provided in the definition of such term set forth herein, the form(s) of the Monthly Report and Funding Report shall be adjusted, in the reasonable discretion of the Administrative Agent, to take such change into account.

(b) The Servicer shall furnish to the Seller, the Administrative Agent and each Purchaser at any time and from time to time, such other or further information in respect of the Receivables, the Originator and the Obligors as the Seller or any Purchaser may reasonably request.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions to Closing. The initial Cash Outlays by the Purchasers and the initial purchase of Receivables Assets by the Administrative Agent under this Agreement are subject to the satisfaction of the following conditions precedent:

(a) The Seller shall have delivered or cause to be delivered to the Administrative Agent the following documents and instruments:

(i) this Agreement;

(ii) the Receivables Sale Agreement;

(iii) the Performance Undertaking Agreement; and

(iv) all other agreements, documents and instruments contemplated by this Agreement or the Receivables Sale Agreement and described in the list of documents attached hereto as Exhibit E,

each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent and in sufficient copies for each of the Purchasers;

(b) The Administrative Agent and the Purchasers shall have received all fees and expenses required to be paid on the date of such Cash Outlays and such purchase of Receivables Assets pursuant to the terms of this Agreement, the Fee Letter and the Administrative Agent Fee Letter;

(c) The Administrative Agent shall have received evidence of the existence of the Lockboxes, the Lockbox Account and the Collection Account;

(d) No Termination Event or Potential Termination Event shall have occurred or shall occur as a result of such Cash Outlay or purchase;

(e) Each Purchaser and the Administrative Agent shall have received all information with respect to each Company Party requested by it or otherwise required by Governmental Authorities under applicable “know your customer” and anti-money-laundering Laws, including the Patriot Act; and

SECTION 3.02. Conditions to Purchase Price Payments. The following shall be conditions precedent to any Cash Outlay or Reinvestment and, prior to the Final Date, to any payment in respect of Deferred Purchase Price:

(a) no Termination Event shall have occurred or shall occur as a result of such Purchase Price Payment;

(b)(i) in the case of a Cash Outlay, each of the representations and warranties of each Company Party contained herein and in the other Transaction Documents shall be true and correct in all material respects as of the date of such Purchase Price Payment, with the same effect as though made on the date of (and after giving effect to) such Purchase Price Payment, except to the extent such representations or warranties expressly relate only to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) in the case of a Reinvestment, each of the representations and warranties of each Company Party contained in Sections 4.01(a), (c), (i), (j), (k), (m), (p), (s) and (u), 4.02, and 4.03(a), (c), (h), (k) and (l) hereof, in Sections 4.01(a), (c), (i), (k), (m), (o), (u), (x), and (z) and 4.02 of the Receivables Sale Agreement and in Sections 5(a), (c), (i), (j), and (k) of the Performance Undertaking Agreement shall be true and correct in all material respects as of the date of such Purchase Price Payment, with the same effect as though made on the date of (and after giving effect to) such Purchase Price Payment, except to the extent such representations or warranties expressly relate only to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c) in the case of a Cash Outlay, the Administrative Agent shall have received an executed Cash Outlay Notice as provided herein;

(d) the Administrative Agent shall have received all Monthly Reports and Funding Reports required to have been delivered as provided herein as of the date of such Purchase Price Payment;

(e) the Facility Termination Date shall not have occurred;

(f) in the case of a Cash Outlay, (i) the Administrative Agent shall not have given written notice of termination to the Seller pursuant to clause (e) of the definition of Facility Termination Date and (ii) no Potential Event of Termination shall have occurred pursuant to Section 8.01(t);

(g) immediately before and immediately after, and giving effect to, any such Cash Outlay, the Aggregate Funded Purchase Price shall not exceed the Maximum Aggregate Funded Purchase Price; and

(h) in the case of the initial Cash Outlay, the Administrative Agent shall have received duly executed Control Agreements with respect to the Lockbox Account and the Collection Account.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants to each Purchaser and the Administrative Agent on and as of the Closing Date and on and as of the date of each Purchase Price Payment that:

(a) Organization; Power. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Seller is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect. The Seller has the limited liability company power (i) to execute this Agreement and the other Transaction Documents to which it is a party and any other documentation relating to this Agreement to which it is a party, (ii) to deliver this Agreement, such other Transaction Documents and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and (iii) to perform its obligations under this Agreement and such other Transaction Documents and has taken all necessary corporate action to authorize that execution, delivery and performance.

(b) No Conflict. The execution, delivery and performance referred to in Section 4.01(a) do not violate or conflict with any Law applicable to the Seller, any provision of its constitutional documents, any order or judgment of any court or other Government Authority applicable to it or any of its assets or any contractual restriction binding on it or any of its assets, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(c) Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the Seller is a party when delivered will have been, duly executed and delivered by it. The Seller’s obligations under this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) No Proceedings. There are no actions, suits or proceedings pending, or to the Seller’s Actual Knowledge, threatened, against it, or any of its properties, in or before any court, arbitrator or other body that would reasonably be expected to have a Material Adverse Effect.

(e) Absence of Facility Termination Events. Except as has been waived or otherwise cured, (i) no Facility Termination Event has occurred and is continuing and (ii) to the Actual Knowledge of the Seller, no Potential Facility Termination Event has occurred and is continuing.

(f) Authorizations and Filings. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the Seller’s due execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder, except as would not reasonably be expected to have a Material Adverse Effect.

(g) Licenses. Except as would not reasonably be expected to have a Material Adverse Effect, the Seller has obtained all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by it in connection with its business.

(h) Accurate and Complete Disclosure. The information furnished by the Seller to any Financing Party in connection with any Financing Party’s pre-Closing Date audit, and all information hereafter furnished by the Seller to any Financing Party hereunder (including each Monthly Report, Funding Report and Cash Outlay Notice) , taken as a whole, is and will be, to the Actual Knowledge of the Seller, true and correct in all material respects as of the date such information is stated or certified, and does not and will not, to the Actual Knowledge of the Seller, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(i) Not Misleading. The Seller is not entering into this Agreement, the other Transaction Documents or the transactions contemplated thereby with a view to, or the intention of, fraudulently or misleadingly distorting the financial position or results of operations of any Company Party as they may be disclosed to the public, or otherwise as any scheme or artifice (or any part of any scheme or artifice) described in Section 807 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec. 1348).

(j) Permitted under Revolver. This Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby are permitted under Sections 6.01 and 6.02 of the Revolver.

(k) Sanctions, Anti-Corruption Generally. The Seller (directly or through its Affiliates) has implemented and maintains in effect policies and procedures designed to provide for compliance by the Seller and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Seller and its directors, managers, officers and employees and, to the Actual Knowledge of the Seller, its authorized agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (i) the Seller or, to the Actual Knowledge of the Seller, any of its directors, managers, officers or employees, or (ii) to the Actual Knowledge of the Seller, any agent of the Seller that will act in any capacity in connection with or benefit from the transactions contemplated by the Transaction Documents, is a Sanctioned Person. The direct or indirect use of any proceeds of any sale of Receivables hereunder will not result in a violation by any party hereto of any Anti-Corruption Laws or applicable Sanctions.

(l) Financial Statements. The Seller’s most recent annual financial statements delivered to the Purchasers pursuant to Section 5.01(a) have been prepared in accordance with GAAP consistently applied (except, in the case of the unaudited financial statements, for normal year-end audit adjustments and the absence of footnotes). Since the Closing Date, there has been no change in the business, assets, operations or financial condition of the Seller that has had, or could reasonably be expected to have, a Material Adverse Effect.

(m) Financial Condition. The Seller is Solvent and is not the subject of any Insolvency Event, and the sale, transfer and assignment of the Receivables Assets and the grant of Adverse Claims therein pursuant to this Agreement will not be made in contemplation of the occurrence thereof.

(n) Compliance with Laws. The Seller is in compliance in all material respects with all Laws applicable to it, its business or properties or the Receivables Assets, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(o) Taxes and Claims. The Seller has filed, has caused to be filed or has been included in all tax reports and returns, if any, required to be filed by or with respect to it, and has paid, or caused to be paid, all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become an Adverse Claim upon any of its properties or assets, before the time when any penalty or fine shall be incurred with respect thereto, except for such Taxes and claims that are being contested in the manner permitted by Section 5.01(f). The Seller is and has always been treated as an entity that is disregarded as a separate entity from its owner for U.S. federal income tax purposes and has not elected under Treasury regulation 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal income tax purposes. The Seller is not party to any tax sharing agreement.

(p) Investment Company. The Seller is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940. The Seller is not a “covered fund” under the Volcker Rule and in determining that the Seller is not a covered fund, the Seller, among other things, does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940.

(q) Margin Regulations. No funds acquired by the Seller under this Agreement will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to acquire any “margin stock,” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X of such Board.

(r) Bulk Sales Act. No transaction contemplated hereby requires compliance with any applicable bulk sales act or similar law.

(s) Lockbox Account; Collection Account.

(i) The names and addresses of all Lockbox Banks, together with the addresses of all Lockboxes at such Lockbox Banks, are specified in Schedule I (or such other Lockbox Banks and/or Lockboxes as have been established and are maintained in accordance with Section 7.07). The name and address of the bank maintaining the Lockbox Account, together with the number of the Lockbox Account, are specified in Schedule I. The name and address of the bank maintaining the Collection Account, together with the number of the Collection Account, are specified in Schedule I (or such other bank and/or Collection Account as have been established and are maintained in accordance with Section 7.07).

(ii) Except under the Control Agreements to which the Administrative Agent or the Collateral Agent is a party, the Seller has not granted any Person dominion or control of any Lockbox, the Lockbox Account or the Collection Account or the right to take dominion or control over any Lockbox, the Lockbox Account or the Collection Account at a future time or upon the occurrence of a future event.

(t) Books and Records. The Seller (or the Servicer on its behalf) shall indicated on the Seller’s books and records (including in its computer files) that the Pool Receivables are the property of the Administrative Agent for the account of the Purchasers. As of the Closing Date, the offices where the Seller (or the Servicer on its behalf) keeps all of its Records relating to the Pool Receivables are listed on Schedule II.

(u) Ownership; Separate Existence. The Originator directly owns and controls, of record and beneficially, 100% of the outstanding Equity Interests of the Seller, free and clear of any Adverse Claims. The Seller has not issued any warrants, options or other rights (including rights of conversion or exchange) entitling the holder thereof to purchase or acquire any Equity Interests or other securities of the Seller. The Seller is operated as an entity with assets and liabilities distinct from those of the Originator, the Parent and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent and Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a separate legal entity from the Originator and the Parent and from each such other Affiliate of the Originator or the Parent. The Seller is in compliance in all material respects with Section 5.01(o) and Section 5.02(l).

(v) No Debt, Etc. Since the date of its organization, the Seller has not engaged in any activity other than that contemplated by the Transaction Documents or entered into any commitment or incurred any Indebtedness, other than Indebtedness pursuant to, or as permitted under, the Transaction Documents. The Seller has no Subsidiaries and owns no Equity Interests in or other securities of any other Person.

(w) Absence of Termination Events. No Termination Event or Potential Termination Event has occurred and is continuing.

SECTION 4.02. Representations and Warranties of the Seller with respect Pool Receivables. The Seller further hereby represents and warrants to each Purchaser and the Administrative Agent on and as of the Closing Date and on and as of the date of each Purchase Price Payment that:

(a) Assignment from Originator. The Receivables Sale Agreement and the other Transaction Documents to which the Originator is a party vest absolutely and unconditionally in the Seller all the legal and equitable right, title and interest of the Originator in and to each Pool Receivable and the Related Security and Collections with respect thereto, with the right to sell and encumber the same, and constitutes a valid sale or contribution thereof from the Originator to the Seller. The Seller has acquired each Pool Receivable and the Related Security and Collections with respect thereto from the Originator in exchange for payment (made to the Originator in accordance with the provisions of the Receivables Sale Agreement) in an amount which constitutes fair consideration and “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code). No such acquisition has been made for or on account of an “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by the Originator to the Seller, and no such sale or contribution is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(b) Perfection. All financing statements or other similar instruments necessary under the UCC (or any other applicable law) of all appropriate jurisdictions have been filed to perfect the Seller’s ownership of the Receivables Assets, the back-up security interest and the Administrative Agent’s ownership of the Receivables Assets and security interests in the Collateral for the benefit of the Purchasers, the Administrative Agent and their Related Parties. This Agreement is either (i) effective to vest absolutely and unconditionally in the Administrative Agent, for the benefit of the Purchasers, the Administrative Agent and their Related Parties, all legal and equitable right, title and interest of the Seller in and to the Receivables Assets, with the right to sell and encumber the same, and constitutes a valid sale thereof from the Seller to the Administrative Agent, for the benefit of the Purchasers, the Administrative Agent and their Related Parties, or (ii) is effective to create a valid security interest in the Receivables Assets in favor of the Administrative Agent, for the benefit of the

Purchasers, the Administrative Agent and their Related Parties, securing the Obligations. This Agreement is effective to create a valid security interest in the Collateral, to the extent not including the Receivables Assets, in favor of the Administrative Agent, for the benefit of the Purchasers, the Administrative Agent and their Related Parties, securing the Obligations. No effective financing statement or other instrument similarly in effect covering any Contract or any Receivables Asset or other Collateral is on file in any recording office against the Seller or the Originator, except those filed in favor of the Administrative Agent relating to this Agreement or in favor of the Seller and the Administrative Agent relating to the Receivables Sale Agreement.

(c) No Adverse Claims. Each Pool Receivable and the Related Security and Collections with respect thereto is either owned by the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties, free of any Adverse Claim, or owned by the Seller free and clear of any Adverse Claim, other than the Adverse Claim in favor of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties pursuant hereto. The Seller has not sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, any of the Receivables Assets to an Adverse Claim, other than the sale and Adverse Claim in favor of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties pursuant hereto.

(d) Seller’s Jurisdiction, Names, etc. The Seller’s jurisdiction of organization has not been changed from the date of its organization. The name in which it has executed this Agreement and the other Transaction Documents to which it is a party is identical to the name indicated on the public record of its state of organization which shows it to have been organized. The Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business. The Seller has not changed its name, whether by amendment of its charter or other organizational document, by reorganization or otherwise, since the date of its organization. The Seller’s principal place of business and chief executive office are located its address set forth in Annex II and have been so from the date of its organization.

(e) Credit and Collection Policy. The Seller has complied with the Credit and Collection Policy in all material respects with respect to each Pool Receivable, and no amendment or other modification to the Credit and Collection Policy has occurred except in compliance with this Agreement and the other Transaction Documents.

(f) Eligibility of Receivables. Each Pool Receivable which at any time is treated as an “Eligible Receivable” in any computation of the Maximum Aggregate Funded Purchase Price or otherwise in connection with reports or statements delivered to the Administrative Agent or Purchaser hereunder qualifies at such time as an Eligible Receivable. The Seller has no Actual Knowledge at the time of its acquisition thereof pursuant to the Receivables Sale Agreement that any such Receivable would not be paid in full when due.

(g) Certain Uniform Commercial Code Article 9 Representations. The representations and warranties set forth in Schedule III are true and correct. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 4.02(g) shall be continuing and remain in full force and effect.

SECTION 4.03. Representations and Warranties of Servicer. The Servicer hereby represents and warrants to the Seller, each Purchaser and the Administrative Agent on and as of the Closing Date and on and as of the date of each Purchase Price Payment that:

(a) Organization; Power. The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Servicer is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect. The Servicer has the corporate power (i) to execute this Agreement and the other Transaction Documents to which it is a party and any other documentation relating to this Agreement to which it is a party, (ii) to deliver this Agreement, such other Transaction Documents and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and (iii) to perform its obligations under this Agreement and such other Transaction Documents and has taken all necessary corporate action to authorize that execution, delivery and performance.

(b) No Conflict. The execution, delivery and performance referred to Section 4.03(a) of this Section do not violate or conflict with any Law applicable to the Servicer, any provision of its constitutional documents, any order or judgment of any Government Authority applicable to it or any of its assets or any contractual restriction binding on it or any of its assets, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(c) Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the Servicer is a party when delivered will have been, duly executed and delivered by it. The Servicer’s obligations under this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) No Proceedings. There are no actions, suits or proceedings pending, or to its Actual Knowledge, threatened, against the Servicer or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect.

(e) Authorizations and Filings. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Servicer of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder, except as would not reasonably be expected to have a Material Adverse Effect.

(f) Licenses. Except as would not reasonably be expected to have a Material Adverse Effect, the Servicer has obtained all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by it in connection with its business.

(g) Accurate and Complete Disclosure. The information furnished by the Servicer to any Financing Party in connection with any Financing Party’s pre-Closing Date audit, and all information hereafter furnished by the Servicer to any Financing Party hereunder (including each Monthly Report, Funding Report and Cash Outlay Notice) is and will be, to the Actual Knowledge of the Servicer, true and correct in all material respects as of the date such information is stated or certified, and does not and will not, to the Actual Knowledge of the Servicer, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not materially misleading.

(h) Sanctions, Anti-Corruption Generally. Each Company Party (directly or through its Affiliates) has implemented and maintains in effect policies and procedures designed to provide for compliance by such Company Party, its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Company Party, its Subsidiaries and their respective directors, managers, officers and employees and, to the Actual Knowledge of such Company Party and its Subsidiaries, their respective authorized agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (i) any Company Party, its Subsidiaries or, to the Actual Knowledge of any such Company Party, any of their respective directors, managers, officers or employees, or (ii) to the Actual Knowledge of any such Company Party, any agent of such Company Party or its Subsidiaries that will act in any capacity in connection with or benefit from the transactions contemplated by the Transaction Documents, is a Sanctioned Person. The direct or indirect use of any proceeds of any sale of Receivables hereunder will not result in a violation by any party hereto of any Anti-Corruption Laws or applicable Sanctions.

(i) [Reserved].

(j) Compliance with Laws. The Servicer and each of its Subsidiaries is in compliance with all Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(k) Credit and Collection Policy. The Servicer has complied with the Credit and Collection Policy in all material respects with respect to each Pool Receivable, and no amendment or other modification to the Credit and Collection Policy has occurred except in compliance with this Agreement and the other Transaction Documents.

(l) Eligibility of Receivables. Each Pool Receivable which at any time is treated by the Servicer as an “Eligible Receivable” in any computation of the Maximum Aggregate Funded Purchase Price or otherwise in connection with reports or statements delivered by the Servicer to the Administrative Agent or any Purchaser hereunder qualifies at such time as an Eligible Receivable. The Servicer has no Actual Knowledge of any fact that should have reasonably led it to expect at the time of the Servicer’s acquisition thereof pursuant to the Receivables Sale Agreement that any such Receivable would not be paid in full when due.

(m) Absence of Termination Events. No Termination Event or Potential Termination Event has occurred and is continuing.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants of the Seller. The Seller covenants to each Purchaser and the Administrative Agent as follows:

(a) Financial and other Information. The Seller shall furnish the following to the Administrative Agent and each Purchaser:

(i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the Seller’s unaudited income statement and balance sheet for such year prepared in accordance with GAAP, certified by a Financial Officer;

(ii) promptly upon its receipt thereof from the Originator, any financial statements, notices or any other information delivered to the Seller pursuant to Section 5.01 of the Receivables Sale Agreement; and

(iii) such other information, documents, records or reports respecting the Receivables and the other Receivables Assets or the condition or operations, financial or otherwise, of the Seller as any Purchaser or the Administrative Agent may from time to time reasonably request.

(b) Other Notices. The Seller shall furnish the following to the Administrative Agent and each Purchaser):

(i) promptly upon having Actual Knowledge thereof, notice of any Termination Event or Potential Termination Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller;

(ii) promptly upon having Actual Knowledge thereof, notice of any ERISA Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller; and

(iii) as soon as possible, and in any event within ten (10) Business Days of its Actual Knowledge thereof, notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority against the Seller or relating to the Receivables Assets that would reasonably be expected to have a Material Adverse Effect and (ii) any material adverse development in any such previously disclosed litigation.

(c) Books and Records. The Seller shall implement and maintain (or cause the Servicer on its behalf to implement and maintain) administrative and operating procedures (including the ability to recreate, in all material respects, Records evidencing the Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Pool Receivables (including Records adequate to permit the daily identification of each Pool Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable). The Seller shall also maintain (or cause the Servicer on its behalf to maintain) a record clearly designating the Pool Receivables as being owned by the Administrative Agent, for the account of the Purchasers.

(d) Preservation of Legal Existence. The Seller shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the nature of its business or the ownership of its assets requires it to be so qualified except where the failure to preserve and maintain such qualification would reasonably be expected to have Material Adverse Effect.

(e) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to it, its business and properties or the Receivables Assets, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(f) Taxes. The Seller shall pay or cause to be paid all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become an Adverse Claim upon any of its properties or assets, before the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (i) it is being contested in good faith and by appropriate proceedings, (ii) the Seller has established and maintains adequate cash reserves with respect thereto, (iii) no Adverse Claim or right of demand has arisen or attached to its property and become enforceable against its other creditors and (iv) the failure to make payment thereof pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided that the proceedings referred to in clause (i) above would not subject the Seller or any Purchaser or the Administrative Agent to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under any Transaction Document.

(g) Enforceability of Obligations. The Seller shall take such actions as are reasonable and within its power to ensure that, with respect to each Pool Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable remains legal, valid, binding and enforceable against such Obligor.

(h) Compliance with Receivables Sale Agreement. The Seller shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Sale Agreement, maintain the Receivables Sale Agreement in full force and effect and enforce the Receivables Sale Agreement in accordance with its terms, take all such action to such ends as may be from time to time reasonably requested by any Purchaser, and make to any party to the Receivables Sale Agreement such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by any Purchaser.

(i) Fulfillment of Obligations. The Seller shall duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Pool Receivables, shall duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Pool Receivables, shall do nothing to impair the rights, title and interest of the Administrative Agent and the Purchasers in and to the Pool Receivables and other Receivables Assets and shall pay when due any Taxes, including any present or future stamp, court, recording, filing or documentary Taxes or any other excise or property or similar Taxes, charges or levies, payable in connection with the Pool Receivables and their creation and satisfaction or shall properly contest the payment of any such Tax in good faith and before a court or administrative body of appropriate jurisdiction (including, where portions of the Pool Receivables represent an amount owing in respect of applicable Law, remitting when due the amount of Taxes owing in respect thereof).

(j) Exercise of Remedies. The Seller shall use (or cause the Servicer on its behalf to use) its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable upon the request of the Administrative Agent any necessary approvals or consents of any Governmental Authority or any other Person for the exercise of any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and the other Transaction Documents to which the Seller is a party.

(k) Delivery of Instruments. As to all instruments, securities, chattel paper and documents constituting part of the Receivables Assets, if any, and except for any such instruments, securities, chattel paper or documents representing ordinary course collections delivered in accordance with the Transaction Documents, upon the request of the Administrative Agent, the Seller will deliver, or cause the Servicer to deliver, to the Administrative Agent the originals of any such instruments, securities, chattel paper and documents constituting part of the Receivables Assets in the possession of the Seller or the Servicer, together with any endorsements reasonably requested by the Administrative Agent.

(l) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, the Seller shall (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts relating to the Pool Receivables, and comply in all material respects with the Credit and Collection Policy in regard to such Receivables and (ii) enforce, or cause to be enforced, the Related Security relating to such Receivables in accordance with the Credit and Collection Policy in all material respects.

(m) Ownership. The Seller shall pay to the Originator (in accordance with the Receivables Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for each Pool Receivable in a sale the terms and conditions of which (including the purchase price thereof) reasonably approximate an arm’s-length transaction between unaffiliated parties. The Seller shall (or shall cause the Originator or the Servicer to) take all actions necessary or reasonably requested by the Administrative Agent (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions) to perfect the interest of the Seller and of the Administrative Agent in the Receivables Assets and such other action to perfect, protect or more fully evidence the interest of the Seller or the Administrative Agent therein as the Administrative Agent may reasonably request) to (i) vest legal and equitable title to the Pool Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in the Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Purchasers, and (ii) establish and maintain, in favor of the Administrative Agent, for the account of the Purchasers, a valid and perfected first priority undivided ownership interest (and/or a valid and perfected first priority security interest) in the Receivables Assets and the other Collateral to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties. The Seller hereby authorizes the filing of any financing statements, continuation statements and amendments to financing statements in any jurisdictions and with any filing office as the Administrative Agent may reasonably determine are necessary or advisable to perfect (or maintain) the security interest granted to the Administrative Agent in connection herewith. Such financing statements may describe the Receivables Assets or the other Collateral in the same manner as described herein or may contain an indication or description of the Receivables Assets or the other Collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the interest in the Receivables Assets or the other Collateral granted to the Administrative Agent in connection herewith, and the Seller hereby authorizes the filing of financing statements, continuation statements and amendments to financing statements describing the collateral covered thereby as “all of debtor’s personal property and assets” or words to that effect. For purposes of such filings, the Seller agrees to furnish any information reasonably available to it and reasonably requested by the Administrative Agent promptly upon request by the Administrative Agent. To the fullest extent permitted by applicable Law, the Seller hereby authorizes and irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to execute, deliver and file in the name of the Seller, or in its own name, such financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction and such instruments of transfer and any notices of assignment as the Administrative Agent reasonably deems necessary to protect or perfect its interest in the Receivables Assets or the other Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to file and prepare financing statements or continuation statements or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interests granted hereunder, such obligation being solely the obligation of the Seller.

(n) Notice of Adverse Claims. The Seller shall promptly notify the Administrative Agent of the existence of any Adverse Claim on any portion of the Receivables Assets, any Lockbox or the Lockbox Account, the Collection Account or any of its other assets, property or rights (other than the Adverse Claim created hereunder in favor of the Administrative Agent, for the benefit of the Purchasers, the Administrative Agent and their Related Parties) and shall defend the right, title and interest of the Administrative Agent in, to and under the Receivables Assets against all claims of third parties arising through the Seller or its Affiliates.

(o) Maintenance of Separate Existence. The Seller acknowledges that the Purchasers and the Administrative Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from the Originator, the Parent and all other Affiliates of the Seller. The Seller shall do all things necessary to maintain its legal existence separate and apart from the Originator, the Parent and all other Affiliates of the Seller and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator, the Parent and all other Affiliates of the Seller and not just a division of any such Person. Without limiting the generality of the foregoing, the Seller shall:

(i) maintaining its own books, records, accounts and bank accounts separate from those of any such Affiliates and in a manner so that it would not be difficult or costly to segregate, ascertain and other identify the separate assets and liabilities of the Seller;

(ii) at all times conducting its business and holding all of its assets in its own name, holding itself out to the public and all other Persons as a legal entity separate and distinct from such Affiliates and correcting any known misunderstanding regarding its separate identity;

(iii) maintaining adequate capital in light of its contemplated business operations;

(iv) maintaining financial statements, books and records separate from those of such Affiliates; provided, however, the Seller’s assets and liabilities may be included in a consolidated financial statement of its Affiliates (A) if the consolidated financial statement contains a footnote to the effect that the Seller’s assets are owned by the Seller and that they are being included on the financial statements of its Affiliates and (B) its assets and liabilities are listed on the Seller’s own balance sheet; and provided further that this restriction shall not preclude any Person from listing its ownership interests in the Seller as an asset on the Person’s financial statements;

(v) filing its own tax returns as may be required under applicable tax law (or authorizing the Originator to file on its behalf and as its agent such tax returns and reports) and settling any tax controversies with the appropriate taxing authorities; and make any elections required or allowed under such applicable tax law; and paying (or having an Affiliate pay on its behalf and as its agent) any taxes so required to be paid under applicable Law; provided that the Seller shall reimburse such Affiliate for any amounts paid on the Seller’s behalf and as its agent;

(vi) strictly complying with all organizational procedures and formalities to maintain its separate existence;

(vii) using commercially reasonable efforts to take such actions as are necessary to ensure that no such Affiliate will be, or will hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller; immediately correct any known misrepresentation with respect to the foregoing;

(viii) paying its own liabilities only out of its own funds;

(ix) compensating all consultants, independent contractors and agents from its own funds for the services provided to it by such consultants, independent contractors and agents;

(x) allocating fairly and reasonably any costs and expenses for shared office space and for any shared telephone or data lines or other overhead expenses;

(xi) allocating fairly and reasonably any costs and expenses for shared provisions of goods by, or use of the services of, vendors or service providers;

(xii) maintaining an arm’s length relationship with such Affiliates (it being understood that the transactions contemplated herein and in the other Transaction Documents are arms-length among the Company Parties);

(xiii) causing its directors, managers, officers, agents and other representatives to act at all times with respect to the Seller consistently and in furtherance of the foregoing and in the best interests of the Seller and, when acting in the name or on behalf of the Seller, to hold themselves out as being directors, managers, officers, agents or representatives, as the case may be, of the Seller;

(xiv) including non-petition language in any agreement between the Seller and a creditor, whereby the creditor agrees not to file the Seller into bankruptcy and not to join in any bankruptcy filing before the end of the period that is one year and one day after the Final Date;

(xv) having a board of directors separate from such Affiliates and causing its board of directors to meet or act pursuant to written consent at least annually and keep minutes of such meetings or actions and observe all other limited liability company formalities;

(xvi) ensuring (A) that the Seller shall at all times have an Independent Director; (B) that all limited liability company actions, including those relating to (x) the selection, maintenance or replacement of the Independent Director, (y) the dissolution or liquidation of the Seller or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous consent of the Seller’s directors, including the Independent Director; (C) that at least one director of the Seller shall at all times be an Independent Director; and (D) that none of the Seller, any of Seller’s members or directors or any of their respective Affiliates shall remove any Independent Director or replace any Independent Director, except with a natural person satisfying the criteria set forth in the definition of “Independent Director,” in each case without the prior consent of the Administrative Agent. The Seller shall compensate each Independent Director in accordance with its agreement with such Independent Director (or the company employing such Independent Director as a part of its business of supplying director services to special purpose entities). The limited liability company agreement of the Seller shall provide that the members and directors of the Seller shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless there is at least Independent Director of the Seller and each Independent Director of the Seller shall have approved the taking of such action before the taking of such action;

(xvii) taking such actions as are necessary to ensure that the Independent Director shall at no time serve as a trustee in bankruptcy or in any similar capacity for the Seller or any Affiliate thereof; and

(xviii) taking such other actions as are necessary on its part to ensure that all the facts and assumptions set forth in the opinion issued by Kirkland & Ellis LLP, as counsel to the Seller, in connection with the closing or initial Cash Outlays under this Agreement and related to substantive nonconsolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(p) Compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Seller (directly or through its Affiliates) shall maintain in effect and enforce policies and procedures designed to promote compliance by the Seller and its directors, managers, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. The Seller will not request any Cash Outlay or use any proceeds thereof, and shall ensure that its directors, managers, officers, employees and agents shall not use any proceeds of any Cash Outlay, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or to any other Transaction Document.

(q) Risk Retention. The Seller shall ensure that the Originator (i) retains a net economic interest in the Receivables Assets in an amount at least equal to the percentage required under, and in a manner permitted by, Paragraph 1 of Article 405 of the Capital Requirements, (ii) does not sell such net economic interest, and (iii) does not enter into any credit risk mitigation or any short positions or any other hedge with respect to such net economic interest, other than any hedge, risk mitigation or contract of insurance not prohibited by the Capital Requirements. The Seller shall promptly furnish to the Administrative Agent and to each Purchaser such notices, information, documents, tapes, data, records or reports and information regarding such net economic interest, the transactions contemplated by the Transaction Documents, the Seller, the Originator and the credit quality and performance of the Receivables Assets as such Purchaser may from time to time reasonably request in order to enable such Purchaser to comply with its obligations under Article 406 of the Capital Requirements with respect to the transactions contemplated by the Transaction Documents. If the Capital Requirements shall amended, modified, codified, replaced or reenacted, then either (x) the Seller shall cause the Originator to comply therewith or (y) if the Originator shall have determined that compliance therewith would be adverse to it or its Affiliates in any material respect, the Seller shall declare the Facility Termination Date to have occurred pursuant to clause (f) of the definition thereof.

SECTION 5.02. Negative Covenants of the Seller. The Seller covenants that, without the prior consent of the Administrative Agent and the Required Purchasers:

(a) No Changes in Credit and Collection Policy. The Seller shall not make, allow or consent to any change in the Credit and Collection Policy that would reasonably be expected to have a material adverse effect on the validity, enforceability, credit quality or collectability of a material portion of the Receivables Assets, unless the Seller shall have given the Administrative Agent 120 days’ prior written notice of such change, provided that such change may become effective on any earlier date if the Administrative Agent shall have earlier approved such change in writing or waived such notice period in writing.

(b) No Rescissions or Modifications. The Seller shall not rescind or cancel any Pool Receivable or modify any terms or provisions thereof in any way that would reasonably be expected to have a Material Adverse Effect.

(c) No Adverse Claims. The Seller shall not sell, assign or otherwise dispose of (by operation of Law or otherwise), or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable, any other Receivables Asset, the Collection Account or any other of its other assets, properties or rights, whether now existing or hereafter arising, or any interest therein or any income or other proceeds in respect thereof, other than the sale, assignment and disposition of Receivables Assets to the Administrative Agent for the account of the Purchasers pursuant to this Agreement, Adverse Claims in favor or the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties pursuant to this Agreement and repurchases of Receivables and the Related Security and Collections by the Originator pursuant to Section 2.04 or Section 5.04(e) of the Receivables Sale Agreement or by the Servicer pursuant to Section 5.06 hereof.

(d) True Sale. The Seller shall not account or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than the sale or contribution and outright conveyance by the Originator to the Seller of the Receivables Assets, except to the extent that such transactions are not recognized on account of consolidated financial accounting in accordance with GAAP or are not treated as sales for tax purposes.

(e) No Changes. The Seller shall not (i) make any change in the character of its business, (ii) change its name, identity or structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507 of the UCC of any applicable jurisdiction or other applicable Law, (iii) change its jurisdiction of organization, or (iv) change its chief executive office or its principal place of business to any location other than to a state within the United States or to the District of Columbia.

(f) Consolidations, Mergers or Sales of Assets, etc. The Seller shall not (i) consolidate or merge with or into any other Person; (ii) sell, transfer, lease or otherwise dispose of all or any substantial part of its assets (whether now owned or hereafter acquired), other than sales, transfers and dispositions of Receivables Assets to the Administrative Agent for the account of the Purchasers pursuant to this Agreement; or (iii) reorganize, liquidate, wind up, dissolve or otherwise terminate its existence.

(g) No Indebtedness. The Seller shall not create, incur, assume or suffer to exist any Indebtedness in excess of $100,000, except any Indebtedness incurred pursuant to this Agreement or the other Transaction Documents.

(h) Distributions. The Seller shall not (i) declare or pay, directly or indirectly, any dividend or any other distribution (whether in cash, securities or other property) with respect to the profits assets of or Equity Interests in the Seller or any Person’s interest therein, or (ii) purchase, redeem or otherwise acquire for value, or retire, cancel or terminate, any of its Equity Interests now or hereafter outstanding, except that so long as no Termination Event has occurred and is continuing or would result therefrom, the Seller may, subject to applicable Law, declare and pay cash distributions on its membership interests with funds distributed to the Seller and available for such purpose pursuant to the Priority of Payments.

(i) Transactions with Affiliates. The Seller shall not engage in any transaction with the Originator or any Affiliate of the Originator except pursuant to, or as contemplated by, this Agreement, or as is necessary to carry out its obligations hereunder or under the other Transaction Documents.

(j) Receivables Sale Agreement, Etc. The Seller shall not (i) cancel or terminate the Receivables Sale Agreement or any other Transaction Document or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of the Receivables Sale Agreement or any other Transaction Document or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Sale Agreement or any other Transaction Document or (iv) take any other action under the Receivables Sale Agreement or any other Transaction Document not required by the terms thereof that would reasonably be expected to impair the ownership interest of the Seller granted thereunder, the ownership interest of the Administrative Agent for the account of the Purchasers or the Adverse Claim of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties granted hereunder or thereunder.

(k) No Assignments. The Seller shall not assign or delegate, grant any interest in or permit any Adverse Claim to exist upon any of its rights, obligations or duties under this Agreement or the other Transaction Documents to which it is a party.

(l) Special Purpose Vehicle. Without limitation of the foregoing covenants, the Seller shall not:

(i) engage in any business or transactions, directly or indirectly, other than:

(A) acquiring Receivables and Related Security and Collections pursuant to the Receivables Sale Agreement;

(B) selling the Receivables Assets hereunder;

(C) entering into, exercising its rights under, performing its obligations under or enforcing its rights under any Transaction Documents; or

(D) performing any act incidental to, necessary or convenient in connection with any of the above;

(ii) identify itself as, operate or purport to operate as an integrated single economic unit or as a division or department of any Person;

(iii) guarantee or become obligated for the debts of any other Person, pledge its assets for the benefit of any other Person or otherwise hold out its credit or assets as being available to satisfy the obligations of any other Person;

(iv) make any loans to any Person or buy or hold Indebtedness issued by or other obligations of any other Person, other than as expressly permitted under or contemplated by the Transaction Documents;

(v) form, acquire or hold any Subsidiary or acquire or own any Equity Interest in any other Person;

(vi) purchase, acquire or own any assets, property or rights, or sell, transfer, lease or otherwise dispose of any assets, property or rights, other than such activities as are expressly permitted pursuant to its limited liability company agreement and permitted under or contemplated by the Transaction Documents;

(vii) have any employees;

(viii) open or have an interest in any deposit, securities or other account whatsoever with any bank or other financial institution other than the Collection Account and other accounts that are permitted under or contemplated by the Transaction Documents and are pledged in favor of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties;

(ix) issue any Equity Interests (other than such limited liability company interests as are issued to the Originator as at the Closing Date);

(x) commingle its assets, liabilities or business functions with assets, liabilities or business functions of any Affiliate, except as contemplated under the Transaction Documents;

(xi) amend, supplement or otherwise modify its certificate of formation or limited liability company agreement in any manner that would reasonably be expected to have a Material Adverse Effect; or

(xii) engage in any dissolution, liquidation, reorganization, winding-up, termination of existence, consolidation or merger or similar transaction.

SECTION 5.03. Affirmative Covenants of Servicer. The Servicer covenants to each Purchaser and the Administrative Agent as follows:

(a) Systems Failure. The Servicer shall promptly notify the Seller and the Administrative Agent of any material systems failure with respect to its servicing obligations hereunder and shall advise the Seller and the Administrative Agent of the estimated time required to remedy any such material systems failure and of the estimated date on which Monthly Reports and Funding Reports can be delivered. Until any such material systems failure is remedied, the Servicer (i) will furnish to the Seller and the Administrative Agent such periodic status reports and other information relating to such material systems failure as the Seller or the Administrative Agent may reasonably request and (ii) will promptly notify the Seller and the Administrative Agent if Servicer believes that such material systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the information required for Monthly Reports and Funding Reports can be delivered. The Servicer shall promptly notify the Seller and the Administrative Agent when any such material systems failure has been remedied.

(b) Administrative and Operating Procedures. The Servicer shall maintain and implement administrative and operating procedures adequate to permit the identification of all Receivables and all Collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable.

(c) Modification of Systems. The Servicer agrees, promptly after any replacement or material modification of any material computer, automation or other operating systems (in respect of hardware or software) used to perform its services as Servicer, or to make any calculations or reports hereunder or otherwise relating to the Pool Receivables, to give notice of any such replacement or modification to the Seller and the Administrative Agent.

(d) Obligor List. The Servicer shall at all times maintain a current list (which may be stored on digital media) of all Obligors related to the Receivables, including the name, address and account number of each such Obligor.

(e) Notices. The Servicer shall furnish the following to the Seller, the Administrative Agent and each Purchaser:

(i) promptly upon having Actual Knowledge thereof, notice of any Servicer Default or other Termination Event or of any Potential Termination Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer;

(ii) promptly upon having Actual Knowledge thereof, notice of any ERISA Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer;

(iii) as soon as possible, and in any event within ten (10) Business Days of its Actual Knowledge thereof, notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority against the Parent or the Servicer or any of its other Subsidiaries that would be reasonably be expected to have a Material Adverse Effect, (ii) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority relating to the Receivables Assets that would reasonably be expected to have a Material Adverse Effect, and (iii) any material adverse development in any such previously disclosed litigation; and

(iv) within five Business Days after the Servicer has Actual Knowledge thereof, notice of any withdrawal of or downgrade to any rating of the Index Debt by S&P or Moody’s.

(f) Books and Records. The Servicer shall implement and maintain administrative and operating procedures (including the ability to recreate, in all material respects, Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, necessary or advisable for the collection of all Receivables (including Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable). The Servicer shall promptly notify the Buyer and the Administrative Agent of any material change after the date hereof in such administrative and operating procedures. The Servicer shall also maintain a record clearly designating the Receivables purported to be sold and/or contributed hereunder as being owned by the Buyer and its assigns.

(g) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, the Servicer shall (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts relating to the Pool Receivables, and comply in all material respects with the Credit and Collection Policy in regard to such Receivables and (ii) enforce the Related Security in accordance with the Credit and Collection Policy in all material respects.

(h) Preservation of Legal Existence. The Servicer shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualification would reasonably be expected to have Material Adverse Effect.

(i) Compliance with Laws. The Servicer will comply with all Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04. Negative Covenants of Servicer. The Servicer covenants that, without the prior consent of the Administrative Agent and the Required Purchasers:

(a) No Changes in Credit and Collection Policy. The Servicer shall not make, allow or consent to any change in the Credit and Collection Policy that would reasonably be expected to have a material adverse effect on the validity, enforceability, credit quality or collectability of a material portion of the Receivables Assets, unless the Servicer shall have given the Administrative Agent 120 days’ prior written notice of such change, provided that such change may become effective on any earlier date if the Administrative Agent shall have earlier approved such change in writing or waived such notice period in writing.

(b) No Rescissions or Modifications. The Servicer shall not rescind or cancel any Pool Receivable or modify any terms or provisions thereof in any way that would reasonably be expected to have a Material Adverse Effect.

(c) No Adverse Claims. The Servicer shall not sell, assign or otherwise dispose of (by operation of Law or otherwise), or create any Adverse Claim upon or with respect to, any Pool Receivable, any other Receivables Asset or the Collection Account, whether now existing or hereafter arising, or any interest therein or any income or other proceeds in respect thereof, other than the sale, assignment and disposition of Receivables Assets to the Administrative Agent for the account of the Purchasers pursuant to this Agreement, Adverse Claims in favor or the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties pursuant to this Agreement and repurchases of Receivables and the Related Security and Collections by the Originator pursuant to Section 2.04 of the Receivables Sale Agreement.

(d) Consolidations and Mergers etc. The Servicer shall not (i) consolidate or merge with or into any other Person or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets (whether now owned or hereafter acquired), or permit any of its Subsidiaries to do so; (ii) consolidate or merge with or into any other Person if the Servicer is not the Person surviving such consolidation or merger, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets (whether now owned or hereafter acquired), unless (A) the Person formed by such consolidation or into which the Servicer is merged or which acquires all or a substantial part of the assets of the Servicer, as applicable, have shall expressly assumed, by an agreement executed and delivered to the Seller and the Administrative Agent and Purchaser, in form reasonably satisfactory to the Administrative Agent, the performance and observance of all of the Servicer’s covenants and other obligations under this Agreement and the other Transaction Documents, (B) no Termination Event or Potential Termination Event shall occur as a result thereof, and (C) the Administrative Agent shall have received such officers certificates, opinions of counsel, financing statements or amendments thereto and other instruments and documents as may be necessary or as any Purchaser may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and the Required Purchasers, in order to effect the purposes of this Agreement and the other Transaction Documents and to enable the Administrative Agent and the Purchasers to exercise or enforce any of their respective rights hereunder or under the other Transaction Documents; or (iii) reorganize, liquidate, wind up, dissolve or otherwise terminate its existence, except in the course of a consolidation, merger or sale, transfer, lease or other disposition of assets permitted by this Section 5.04(d).

(e) Transaction Documents. The Servicer shall not (i) cancel or terminate any Transaction Document or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of any Transaction Document or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of any of any Transaction Document or (iv) take any other action under any Transaction Document not required by the terms thereof that would reasonably be expected to impair the ownership interest of the Buyer, the ownership interest of the Administrative Agent for the account of the Purchasers or the Adverse Claim of the Buyer or the Administrative Agent granted hereunder or thereunder.

(f) No Assignments. The Servicer shall not assign or delegate, grant any interest in or permit any Adverse Claim to exist upon any of its rights, obligations or duties under this Agreement or the other Transaction Documents to which it is a party.

SECTION 5.05. Due Diligence Reviews. From time to time during regular business hours as requested by the Administrative Agent or any Purchaser upon reasonable prior notice, the Seller and the Servicer shall permit, and pursuant to the Receivables Sale Agreement the Originator has agreed to permit, the Administrative Agent and each Purchaser or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, the Servicer, the Originator or the agents of any or their respective Affiliates relating to the Receivables and the other Receivables Assets and (ii) to visit the offices and properties of the Seller, the Servicer, the Originator or the agents of any or their respective Affiliates for the purpose of examining such materials described in clause (i) above and to discuss matters relating to the Receivables and the other Receivables Assets or the performance by the Seller, the Servicer or the Originator hereunder with any of the officers or employees of the Seller, the Servicer or the Originator having knowledge of such matters or with the independent public accountants of the Seller, the Servicer or the Originator (collectively, a “Due Diligence Review”). A Due Diligence Review shall take place no more than once in any twelve month period unless a Potential Termination Event or Termination Event shall have occurred and be continuing or unless the results of the immediately prior Due Diligence Review were materially incomplete or unsatisfactory in any material respect to the Administrative Agent or the Required Purchasers in their reasonable discretion. The Seller and the Servicer each agree, and pursuant to the Receivables Sale Agreement the Originator has agreed, to cooperate and provide all requested information necessary to perform such due diligence reviews and/or collateral inspections. Additionally, the Seller and the Servicer each shall permit, and pursuant to the Receivables Sale Agreement the Originator has agreed to permit, such testing as may be reasonably required to ensure that it has adhered to all terms and conditions required under the Transaction Documents. Each of the Seller and the Servicer shall pay or reimburse the Administrative Agent and each Purchaser for their portion of all reasonable fees, costs and expenses, including those of auditors, consultants or other third parties or agents retained by the Administrative Agent or any Purchaser, incurred in connection with each Due Diligence Review promptly upon receipt of an invoice therefor.

SECTION 5.06. Maintenance of and Compliance with Credit Insurance Policies; Credit Insurance Claims. Each of the Servicer and the Seller covenants to each Purchaser and the Administrative Agent as follows:

(a) The Originator has acquired and from time to time may acquire the Credit Insurance Policies as part of the Related Security for the Pool Receivables and has caused the applicable Credit Insurer to name the Seller and each Purchaser as an additional insured thereunder and the Administrative Agent as the sole loss payee thereunder with respect to Pool Receivables.

(b) The Servicer shall not be authorized to, and shall not, amend any Credit Insurance Policy or the terms upon which coverage under any Credit Insurance Policy may be extended without the prior consent of the Administrative Agent on behalf of the Purchasers, except for any amendments that would not reasonably be expected to have a material adverse effect on the Pool Receivables or the transactions contemplated by this Agreement or the other Transaction Documents.

(c) The Servicer shall perform the obligations and exercise the rights of the insured under each Credit Insurance Policy for each Pool Receivable on behalf of the Purchasers, to the same extent as if the Servicer were the insured party thereunder; provided that the Servicer shall not be obligated to pay Credit Insurance Premiums or first loss or deductible amounts. The exercise by the Administrative Agent on behalf of the Purchasers of their rights under this Agreement and the other Transaction Documents shall not release the Servicer from any of its duties or obligations with respect to any Credit Insurance Policy. Neither the Administrative Agent nor any Purchaser shall have any obligation or liability with respect to any Credit Insurance Policy, nor shall any of them be obligated to perform the obligations of the Originator, the Servicer or the Seller under any Credit Insurance Policy.

(d) The Servicer shall promptly (and in any event no later than five (5) Business Days) after receipt of the same, furnish to the Administrative Agent copies of all consents, notices or waivers received from any Credit Insurer that relate in any material way to the Pool Receivables; alternatively, the Servicer may procure that the applicable Credit Insurer will provide information concerning a Credit Insurance Policy, including details of those consents, notices and waivers, to the Administrative Agent by means of an on-line communication system or otherwise at the same time it provides that information to the Servicer.

(e) If any Pool Receivable is not paid in full by its Due Date for any reason whatsoever (including as a result of the insolvency, bankruptcy or lack of creditworthiness of the applicable Obligor or the unwillingness of the applicable Obligor to pay amounts owed under such Receivable, but excluding any amount to the extent not so paid as a result a circumstance giving rise to a Deemed Collection by the Originator pursuant to Section 2.03 of the Receivables Sale Agreement or requiring a repurchase of such Receivable by the Originator pursuant to Section 2.04 of the Receivables Sale Agreement (which amount is payable by the Originator as a Collection pursuant to such Section 2.03 or 2.04, as applicable)), the Servicer shall no later than the date required to make a claim under the applicable Credit Insurance Policy in respect of such Receivable) promptly file (or cause to be promptly filed) a claim against the Credit Insurer under the applicable Credit Insurance Policy (any such Receivable, an “Insurance Claim Receivable”), including filing a “notification of overdue account” in the form required by the applicable Credit Insurance Policy and any other documentation required in connection with the notification of overdue account and assigning to the Credit Insurer title to every Insurance Claim Receivable to the extent required by the applicable Credit Insurance Policy. The Seller, the Purchasers and the Administrative Agent hereby grant the Servicer authority on their behalf to assign to each Credit Insurer all of their right, title and interest in every Insurance Claim Receivable, if, as and to the extent required under the terms of the applicable Credit Insurance Policy, without any further action on their part. In connection with any such assignment, the Purchasers shall not be required to pay to the Seller any unpaid Deferred Purchase Price with respect to the related Insurance Claim Receivable. No such assignment will affect the rights of the Seller, the Purchasers and the Administrative Agent under Section 2.03, 2.04 or 5.04 of the Receivables Sale Agreement or of the Purchasers and the Administrative Agent under Section 2.01(f). Amounts paid by the applicable Credit Insurer with respect to an Insurance Claim Receivable shall be deposited in the Collection Account, treated like a Collection and applied as provided under the Priority of Payments.

(f) If

(i) the Servicer fails to timely and properly make a claim under the applicable Credit Insurance Policy with respect to any Pool Receivable as provided in Section 5.06(e) or

(ii) following a claim made under a Credit Insurance Policy with respect to a Pool Receivable, the applicable Credit Insurer denies or rejects such claim, or fails to pay such claim in full on or prior to the date by which such Credit Insurer was required to pay the related claim under the Credit Insurance Policy (disregarding in determining such date any assertion by the Insurer that such Receivable is not insured and covered thereunder), in whole or in part by reason of the Servicer’s breach or failure to perform and observe any of its other obligations hereunder with respect to such Credit Insurance Policy and such Receivable;

then on the date of such denial, rejection or failure, the Servicer shall or shall cause one of its Affiliates other than the Seller to purchase such Receivable for a purchase price equal to the aggregate Outstanding Balance thereof, except to the extent that the Originator prior to such time shall have received a Deemed Collection of such Receivable pursuant to Section 2.03 of the Receivables Sale Agreement or shall have repurchased such Receivable pursuant to Section 2.04 or Section 5.04(e) thereof. The purchase price therefor shall be deposited in immediately available funds into the Collection Account and shall be treated as a Collection in respect of the affected Receivable and applied as provided under the Priority of Payments.

(g) The Servicer is hereby authorized by the Seller, the Purchasers and the Administrative Agent to deliver a copy of each Funding Report to each Credit Insurer under a Credit Insurance Policy. For, and on behalf of, the Originator, the Seller, the Purchasers and the Administrative Agent, the Servicer shall (i) deliver a full and complete copy of each Funding Report to each Credit Insurer no later than seven (7) Business Days after the delivery of such Funding Report to the Administrative Agent, (ii) notify each Credit Insurer, in advance, if known in advance, and in writing of the date on which the Revolving Period ends and (iii) notify each Credit Insurer of the Net Receivables Pool Balance as of the last day of the Revolving Period within seven (7) Business Days of the date the Revolving Period ends.

SECTION 5.07. Insurance Claim Receivable Proceeds and Reserves.

(a) The provisions of this Section 5.07(a) shall be applicable to Collections in respect of an Insurance Claim Receivable (other than (i) the proceeds of claims paid under an Credit Insurance Policy, (ii) amounts deemed to have been received by the Originator as a Collection pursuant to Section 2.03 of the Receivables Sale Agreement, (iii) proceeds of a repurchase paid by the Originator pursuant to Section 2.04 or Section 5.04(e) of the Receivable Sale Agreement, and (iv) proceeds of a repurchase paid by the Servicer pursuant to Section 5.06(f)) that are required under the terms of a Credit Insurance Policy to be paid to a Credit Insurer, notwithstanding any other provisions of this Agreement to the contrary. The Servicer shall cause all such Collections to be paid or deposited into the Collection Account. All such Collections shall be paid by the Servicer to such Credit Insurer not later than the date required to be paid under the applicable Credit Insurance Policy and, until so paid, shall be retained and set aside in the Collection Account.

(b) Collections in respect of an Insurance Claim Receivable that are not subject to Section 5.07(a) shall be applied as a Collection in respect of the affected Receivable and applied as provided under the Priority of Payments.

ARTICLE VI

CHARACTERIZATION; SECURITY INTEREST

SECTION 6.01. Intent of the Parties; Grant of Backup Security Interest. It is the intention of the parties hereto that the transactions contemplated by this Agreement shall constitute, and shall be treated to be, a sale of a valid ownership interest in the Receivables Assets by the Seller to, and a purchase thereof by, Administrative Agent for the account of the Purchasers and not a secured loan for all purposes other than for purposes of federal, state and local income and franchise Taxes and any other Tax imposed on or measured by income. If, notwithstanding such intention, the conveyance of any such Receivables Assets from the Seller to the Administrative Agent shall ever be recharacterized as a secured loan and not a sale and purchase, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable Law, and that the Seller shall be deemed to have granted to the Administrative Agent, and the Seller hereby grants to the Administrative Agent, for the ratable benefit of the Purchasers, the Administrative Agent and their Related Parties, a duly perfected first priority security interest in all of the Seller’s right, title and interest in, to and under such Receivables Assets, free and clear of Adverse Claims, to secure the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Obligations. In addition to the Receivables Assets acquired by the Administrative Agent (for the account of the Purchasers) pursuant hereto, the Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers, the Administrative Agent and their Related Parties a duly perfected first priority security interest in all of Seller’s right, title and interest in, to and under the Collection Account and all other accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter-of-credit rights, security entitlements, securities accounts, certificated securities, uncertificated securities, securities accounts and financial assets credited thereto and other investment property, supporting obligations and other property, whether now owned, or hereafter acquired (collectively and together with the Receivables Assets, the “Collateral”) to secure the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Obligations. The Administrative Agent shall have, in addition to the rights and remedies that it or any Purchaser may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable Law, which rights and remedies shall be cumulative. Seller hereby authorizes the Administrative Agent, within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party for the benefit of the Purchasers, the Administrative Agent and their Related Parties, to file, without the signature of the Seller or the Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement. The following provisions of this Article VI are in furtherance of the foregoing.

SECTION 6.02. Administrative Agent May Perform.

(a) The Seller agrees that the Administrative Agent shall have the right to enforce Seller’s rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Administrative Agent or any of its Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. If any Termination Event shall have occurred and be continuing, the Administrative Agent shall have the exclusive right to direct the enforcement by the Seller of its rights and remedies under the Receivables Sale Agreement.

(b) If the Seller fails to perform any agreement contained in this Agreement in any material respect, the Administrative Agent, at the direction of the Required Purchasers, may (but shall not be obligated to) itself perform, or cause performance of, such agreement. The Seller shall reimburse the Administrative Agent on demand for any amounts paid or any expenses incurred by the Administrative Agent in connection with this Section 6.02.

SECTION 6.03. Administrative Agent Appointment as Attorney-in-Fact. The Seller hereby irrevocably appoints the Administrative Agent as the Seller’s attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time from and after the occurrence and during the continuation of a Termination Event, at the direction of the Required Purchasers, to take any action, to execute any instruments and to exercise any rights, privileges, options, elections or powers of the Seller pertaining or relating to the Collateral which the Required Purchasers may reasonably deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement, including:

(i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(iii) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(v) to notify, or to require the Seller to notify, parties holding any of the Collateral in accordance with the Administrative Agent’s instructions; and

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes;

provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Seller or to any claim or action against the Administrative Agent; provided, further, however, that the Administrative Agent shall only deliver an Obligor notice of the interest of the Administrative Agent for the account of the Purchasers in the Pool Receivables if an Obligor Notification Event shall have occurred and be continuing with respect to such Obligor.

The Administrative Agent shall not have any obligation to take any such action, execute any such instrument, exercise any such rights, privileges, options, elections or powers or sell or otherwise realize upon any of the Collateral, as hereinafter authorized, except as directed by the Required Purchasers and, in the absence of any such direction, the Administrative Agent shall not be responsible for any failure to do so or delay in so doing. The Administrative Agent shall have no obligation or liability in respect of the filing, refiling, rerecording or monitoring the status of any financing or continuation statements or any other similar documentation relating to the perfection of the security interest granted in the Collateral. All authorizations and agencies contained in this Agreement with respect to the Collateral are by way of security and irrevocable and are powers coupled with an interest.

SECTION 6.04. Realization upon Collateral, etc. If any Termination Event shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Required Purchasers shall,

(i) give notice to the Obligors of the interest of the Administrative Agent and the Purchasers and to make all payments due on the Receivables to a bank account selected by the Administrative Agent;

(ii) if a Transaction Account Control Event has occurred, exercise its rights, or direct the Collateral Agent to exercise its rights, pursuant to any Control Agreement to require the bank holding an account subject thereto to comply with instructions originated by the Administrative Agent or the Collateral Agent, as applicable, directing disposition of the funds in such account without further consent by the Servicer or the Seller, as applicable, deliver any other instruction or entitlement order under any Control Agreement and otherwise to take sole dominion or control over any such account; and/or

(iii) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Administrative Agent on default under the UCC as in effect in the applicable jurisdiction (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, including without notice except as specified below or under applicable Law, to sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable.

SECTION 6.05. Limitation on Administrative Agent’s Duty in Respect of Collateral. Except as set forth in this Agreement and beyond the exercise of reasonable care in the custody thereof and the accounting for moneys actually received by it hereunder, the Administrative Agent shall not have any duty as to any Collateral in its possession or control or in possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Neither the Administrative Agent nor any of its directors, managers, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Seller or otherwise.

The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder for the validity or sufficiency of the title of the Seller to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except to the extent such foregoing actions or omissions constitute gross negligence or willful misconduct on the part of the Administrative Agent.

SECTION 6.06. Waiver of Stays, Etc. To the full extent that the Seller may lawfully so agree, the Seller agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption Law now or hereafter in force to prevent or delay the enforcement of this Agreement or the absolute sale of any portion of or all of the Collateral or the possession thereof by any purchaser at any sale under this Agreement, and the Seller, for itself and all who may claim under the Seller, as far as the Seller now or hereafter lawfully may do so, hereby waives the benefit of all such Laws.

SECTION 6.07. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations, (b) be binding upon the Seller and its successors and assigns and (c) inure to the benefit of the Purchasers, the Administrative Agent and their Related Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, if any Purchaser assigns or otherwise transfers any Obligations held by it to any other Person in accordance with the applicable provisions of the Transaction Documents, such other Person shall thereupon become vested with all the benefits in respect thereof granted to the transferor or otherwise as a Purchaser to the extent provided herein. Upon the payment and performance in full of all Obligations and the termination of this Agreement, the security interest granted hereby shall automatically terminate hereunder. Upon any such termination the Administrative Agent shall, at the Seller’s expense, execute and deliver to the Seller or otherwise authorize the filing of such documents as the Seller shall reasonably request, including financing statement amendments and notices to the securities intermediaries and depositary or lockbox banks, to evidence such termination.

SECTION 6.08. Security Interest Absolute. All rights of Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Seller hereunder, shall be absolute and unconditional irrespective of:

(i) any claim as to the validity, regularity or enforceability of this Agreement, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

(ii) any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement, any other Transaction Document or any other agreement or instrument relating to any of the foregoing;

(iii) any change in the Laws of any jurisdiction;

(iv) the occurrence of any Termination Event;

(v) any exchange, release or non-perfection of Administrative Agent’s security interest in any Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Seller in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all Obligations).

ARTICLE VII

SERVICING

SECTION 7.01. Acceptance of Appointment and Other Matters Relating to Servicer.

(a) Kellogg Business Services Company agrees to act, and is hereby appointed by Administrative Agent to act, subject to the terms hereof, as the initial Servicer for the Pool Receivables under this Agreement. The Servicer shall collect payments due under the Pool Receivables in accordance with the standards that would be employed by the Servicer in servicing comparable receivables for its own account and comparable to the Pool Receivables and in accordance with the Credit and Collection Policy in all material respects and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.

(b) Without limiting the generality of the foregoing and subject to the provisions of the Priority of Payments and of Section 7.09, the Servicer is hereby authorized and empowered to (i) receive and hold in trust for the Administrative Agent, for the account of the Purchasers, Collections received from the Pool Receivables and (ii) execute and deliver, on behalf of Administrative Agent, for the account of the Purchasers, and the Seller, as their respective interests may appear, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pool Receivables permitted under and in compliance with this Agreement and the other Transaction Documents and applicable Law. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer shall, and is hereby authorized and empowered to, transfer or cause to be transferred, all such Collections to the Collection Account or, if specified in this Agreement, to an account designated by the Administrative Agent, as soon as practicable, but in no event later than two Business Days after receipt and identification thereof, in each case to be allocated and distributed as provided in this Agreement.

(c) The Servicer may perform any and all its duties and exercise its rights and powers hereunder or under the other Transaction Documents by or through its Affiliates or, with the prior written consent of all Purchasers (such consent not to be unreasonably withheld or delayed) by or through contractors which are not Affiliates.

SECTION 7.02. Maintenance of Information and Computer Records. The Servicer will hold in trust and keep safely for the Administrative Agent, for the account of the Purchasers, and the Seller, as their respective interests may appear, all evidence of the right, title and interest in and to the Pool Receivables.

SECTION 7.03. Protection of the Interests of the Seller.

(a) The Servicer will, or will cause the Originator to, from time to time and at the Servicer’s sole expense, do and perform any and all acts and execute any and all documents (including the obtaining of additional search reports, the delivery of further opinions of counsel, the authorization, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, and the execution, amendment or supplementation of any instrument of transfer and any notices of assignment (acknowledged by the counterparty)) as may be necessary or may be reasonably requested by the Seller or the Administrative Agent in order to effect the purposes of this Agreement, the Receivables Sale Agreement and the other Transaction Documents and to protect or perfect the ownership interest and the Adverse Claim, as applicable, of the Seller and the Administrative Agent in the Pool Receivables, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Seller, the Administrative Agent and the Purchasers to exercise or enforce any of its respective rights hereunder or under the Receivable Sale Agreement or the other Transaction Documents.

(b) The Administrative Agent shall have the right to do all such acts and things as it may reasonably deem necessary to protect the interests of the Purchasers, including confirmation and verification of the existence, amount and status of the Pool Receivables.

(c) The Servicer shall promptly notify the Administrative Agent of the existence of any Adverse Claim on any portion of the Receivables Assets (other than the Adverse Claim in favor of the Administrative Agent) and shall defend the right, title and interest of the Administrative Agent in, to and under such Receivables Assets, against all claims of third parties arising through the Servicer or its Affiliates.

SECTION 7.04. Maintenance of Writings and Records. The Servicer will at all times keep or cause to be kept at its chief executive office or at an office designated by it in advance to the Seller and the Administrative Agent, each Record which evidences, or which is necessary or desirable to establish or protect, each Pool Receivable, including such Records as will enable the Seller and the Administrative Agent or their designees to determine at any time the status thereof. The Servicer shall, at its own expense, prepare and maintain such Records in such form as the Servicer customarily maintains its records. Upon a Complete Servicing Transfer, the replaced Servicer shall within 30 (30) days of such Complete Servicing Transfer prepare all such Records in such form as may be required to permit or facilitate the transfer thereof pursuant to this sentence and deliver or transmit all Records with respect to Pool Receivables, whether in physical or electronically-readable form, to the Administrative Agent or its designated agents or, if instructed by the Administrative Agent, to any designated successor Servicer.

SECTION 7.05. Information. The Servicer will furnish to the Seller and the Administrative Agent such information with respect to the Receivables (including but not limited to the Originator’s standards and procedures for selling goods or services on credit) as the Seller or the Administrative Agent may reasonably request. The Servicer shall hold as custodian for the benefit of Purchasers any Contracts, Invoices and other documentary items and evidence relating to the Receivables Assets.

SECTION 7.06. [Reserved].

SECTION 7.07. Lockboxes; Lockbox Account; Collection Account.

(a) Lockbox Account. The Seller, the Parent and the Servicer (i) have established a system of Lockboxes and the Lockbox Account as further specified in Schedule I, and (ii) will maintain a system of Lockboxes and the Lockbox Account as further specified in Schedule I and as modified in accordance with this Section 7.07. The Lockbox Account has been established in the name of the Parent and the funds deposited therein shall not be commingled with any funds of the Parent, the Originator, the Servicer or any Affiliate thereof unless the owner of such commingled funds and any Person with an Adverse Claim on such commingled funds shall be a party to the Collateral Agent and Intercreditor Agreement. On or before July 20, 2016, the Seller and the Servicer shall cause the Parent to enter into a Control Agreement with the Collateral Agent and the bank maintaining the Lockbox Account.

(b) Collection Account. The Seller has established and will maintain the Collection Account in the name of the Seller as further specified in Schedule I, and the funds deposited therein from time to time shall not be commingled with any funds of the Originator, the Servicer or any Affiliate thereof. On or before July 20, 2016 and when required by Section 7.07(c), the Seller and the Servicer shall enter into a Control Agreement with the Administrative Agent and the bank maintaining the Collection Account.

(c) Changes in Accounts. Neither the Seller nor the Servicer shall, or permit the Parent to, close the Lockbox Account. Neither the Seller nor the Servicer shall terminate the use of a Lockbox or close the Lockbox Account or the Collection Account unless the Administrative Agent and each Purchaser shall have received at least 10 days’ prior notice of such closure, the Administrative Agent shall have consented thereto. Neither the Seller nor the Servicer shall add a bank as a Lockbox Bank or as a bank maintaining the Lockbox Account or the Collection Account or add any Lockbox or any deposit account as the Lockbox Account or the Collection Account into which Collections are deposited, other than those listed in Schedule I, unless the Administrative Agent shall have consented thereto.

(d) Control of Accounts. The Administrative Agent shall have the right at any time after a Transaction Account Control Event has occurred to assume control, or direct the Collateral Agent to assume control, over the Lockbox Account and the Collection Account, and direct the bank maintaining the Lockbox Account and the Collection Account to transfer the funds in the Lockbox Account and the Collection Account to an account designated by the Administrative Agent. The Seller and the Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control.

(e) Payment Instructions. The Seller and the Servicer shall:

(i) instruct all Obligors to wire payments of Pool Receivables that are paid electronically, and otherwise cause all Collections on account of Pool Receivables which are paid electronically to be wired, directly to the Lockbox Account;

(ii) instruct all Obligors to remit payments of Pool Receivables that are paid by check, and otherwise cause all Collections on account of Pool Receivables which are paid by check to be mailed, directly to a Lockbox and deposit such Collections into the Lockbox Account within two Business Days following receipt and identification thereof;

(iii) instruct the bank holding the Lockbox Account and otherwise cause such bank to transfer all Collections on deposit therein to the Collection Account within two Business Days following receipt and identification thereof;

(iv) not change any instructions given to any bank with respect to the transfer of funds in the Lockbox Account or change any instructions to Obligors regarding payments to be made to any Lockbox or the Lockbox Account without the prior consent of the Administrative Agent, provided that such consent shall not be required if the effect thereof is to direct the payment of Collections to another Lockbox or the Collection Account maintained in accordance with this Section 7.07;

(v) not suffer or permit any funds other than Collections on account of the Pool Receivables to be mailed to Lockboxes or deposited into the Lockbox Account unless the owner of such funds and any Person with an Adverse Claim on such funds shall be a party to the Collateral Agent and Intercreditor Agreement;

(vi) until deposited in the Lockbox Account or Collection Account, segregate and hold all Collections on account of Pool Receivables received by the Seller or the Servicer in trust for the benefit of the Administrative Agent (for the account of the Purchasers) and the Seller, as their interests may appear, and deposit such Collections into the Lockbox Account or the Collection Account within two Business Days following receipt and identification thereof;

(vii) make the necessary bookkeeping entries to reflect Collections on account of Pool Receivables on the Records; and

(viii) apply all Collections on account of Pool Receivables as provided in this Agreement and the other Transaction Documents.

Upon request from the Administrative Agent, the Servicer will deliver to the Administrative Agent a list of all addresses to which the Originator, the Seller or the Servicer has directed Obligors to mail checks representing Collections on account of Pool Receivables.

SECTION 7.08. Administration and Collections.

(a) General. Until a Complete Servicing Transfer shall have occurred with respect to it, the Servicer will be responsible for the administration, servicing and collection of the Pool Receivables.

(b) Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Seller and the Administrative Agent, to take such action in respect of any Pool Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer shall not, under any circumstances, compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the principal amount of any Pool Receivable, except in accordance with the Credit and Collection Policy or otherwise with the prior consent of the Administrative Agent.

(c) Enforcement Proceedings. Subject to Section 7.08(d), the Servicer shall, at its sole expense, to the full extent permitted by Law, have the power and authority, on behalf of the Seller and the Administrative Agent, to take any action and commence any proceeding to realize upon any Pool Receivable as the Servicer may deem advisable; provided, however, that the Servicer shall not take any enforcement action (judicial or otherwise) with respect to such Receivable except in accordance with the Credit and Collection Policy in all material respects or otherwise with the consent of the Administrative Agent. The Servicer will apply or will cause to be applied at all times the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed as though such Receivables had not been sold to the Seller under the Receivables Sale Agreement. In no event shall the Servicer be entitled to make or authorize any Person to make the Seller or the Administrative Agent or any Purchaser or any assignee thereof a party to any litigation without the express prior consent of such person.

(d) Rights of the Administrative Agent. Without limiting the rights of the Administrative Agent under Section 7.08(c), if at any time a Termination Event shall have occurred and be continuing, (i) the Administrative Agent may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Pool Receivable, including, but not limited to, if an Obligor Notification Event with respect to an Obligor of Pool Receivables shall have occurred and be continuing, delivery to such Obligor of notice of the interest of the Administrative Agent for the account of the Purchasers in the Pool Receivables, any such action or commencement of proceeding to be at the sole expense of the Servicer, and (ii) the Administrative Agent may, and at the direction of the Required Purchasers shall, terminate the power and authority of the Servicer granted under Section 7.08(c).

(e) Servicing Compensation. The initial Servicer has previously been engaged by the Originator to service the Pool Receivables and is being compensated for such services pursuant to the terms of such engagement. The Receivables Assets are being transferred to the Purchasers on a fully serviced basis. If a successor Servicer which is not an Affiliate of the Seller is appointed pursuant to this Agreement, the compensation payable to such Servicer for each Monthly Period (the amount of such compensation for any Monthly Period, the “Servicing Fee” with respect thereto) for performing its obligations hereunder shall be equal to amount obtained by dividing (A) the product of (i) the Servicing Fee Rate, (ii) the daily average aggregate outstanding balances of the Pool Receivables during such Monthly Period and (iii) the number of days in such Monthly Period by (B) 360. Subject to Section 7.09(a) and (b), such compensation for each Monthly Period shall be paid to any such Servicer in arrears on each Settlement Date in accordance with, and subject to, the Priority of Payments, and otherwise any such Servicer shall have no recourse against the Seller or the Administrative Agent or any Purchaser in respect thereof.

SECTION 7.09. Complete Servicing Transfer.

(a) General. If at any time a Servicer Default shall have occurred and be continuing, the Administrative Agent may by notice to the Seller, each Purchaser, the Originator and the Servicer terminate the then current Servicer’s capacity as Servicer hereunder (any such termination referred to herein as a “Complete Servicing Transfer”). After a Complete Servicing Transfer, the Administrative Agent may itself administer, service and collect the Pool

Receivables and/or perform the functions of the Servicer, and in such event, may retain the servicing compensation specified in Section 7.08(e) for its own account, in any manner it sees fit, including by compromise, extension or settlement of such Receivables. Alternatively, the Administrative Agent may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Pool Receivables and/or such duties of the Servicer and require all or a portion of the servicing compensation specified in Section 7.08(e) to be paid to such contractors in consideration thereof.

(b) Transition. The terminated Servicer, promptly but in no event later than ten (10) Business Days after receiving a notice pursuant to Section 7.09(a), shall, at the sole expense of such terminated Servicer, (i) deliver to the Administrative Agent or its designated agents and to any designated successor Servicer a schedule listing each Pool Receivable indicating as to each such Receivable information as to the related invoice, Obligor, Outstanding Balance as of such date and the location of the evidences of such Receivable, together with such other information as the Administrative Agent or such successor Servicer may reasonably request, (ii) complete the delivery and transmission of all Records (including true copies of any computer tapes and data in computer memories) with respect to Pool Receivables pursuant to Section 7.04 to the Administrative Agent or its designated agents or, if instructed by the Administrative Agent, to any designated successor Servicer and (iii) deliver, as promptly as possible, such other reports, data and information and documents as the Administrative Agent or successor Servicer may require in collecting the Receivable. (It is understood that the Administrative Agent or the Successor Servicer will not have direct access rights or have sublicensing rights to the Seller or the Servicer’s proprietary systems or software.) After any such delivery, the terminated Servicer will not hold or retain any executed counterpart or any Record evidencing such Receivables without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

(c) Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the Administrative Agent or its designated agents or, if so instructed by the Administrative Agent, to any designated successor Servicer, forthwith upon receipt and identification thereof and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected on behalf of the Administrative Agent for the account of the Purchasers) to be allocated and distributed pursuant to the Priority of Payments. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer for a period longer than two (2) Business Days after receipt and identification thereof. If the Administrative Agent or its designed agent or the successor Servicer receives items or monies that are not payments on account of the Pool Receivables, such items or monies shall be delivered promptly to the Originator, without interest, after being so identified by the Administrative Agent or such successor Servicer, as the case may be. The Servicer hereby irrevocably grants the Administrative Agent and each of its designated agents and the successor Servicer, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, after a Complete Servicing Transfer to take in the name of such terminated Servicer all steps with respect to any Receivables Asset which the Administrative Agent or such successor Servicer may reasonably deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by such terminated Servicer or transmitted to or received by the Administrative Agent or its designed agent or the successor Servicer.

(d) Collection and Administration at Expense of the Servicer. The Servicer agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including attorneys’ and accountants’ and other third parties’ fees and expenses, expenses incurred by the Administrative Agent, expenses of litigation or preparation therefor) incurred by the Administrative Agent in connection with the transfer of functions following a Complete Servicing Transfer whenever such expenses are incurred.

(e) Payments by Obligors etc. If a Servicer Default shall have occurred and be continuing, (i) the Servicer shall permit such Persons as the Administrative Agent may designate to open and inspect all mail, if any, from Obligors received by such Servicer at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or such Servicer in respect of Pool Receivables, (ii) if an Obligor Notification Event with respect to an Obligor of Pool Receivables shall have occurred and be continuing, the Administrative Agent shall be entitled to notify such Obligor to make payments directly to the Administrative Agent of amounts due thereunder and/or (iii) the Administrative Agent may take any and all commercially reasonable steps in the Seller’s or the Servicer’s name and on behalf of the Seller and the Purchasers necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables Assets, including endorsing the Seller’s or the Servicer’s name on checks and other instruments representing Collections, enforcing the Pool Receivables and the related Contracts and the Related Security, making claims under the Credit Insurance Policies and adjusting, settling or compromising the amount or payment of any thereof, in the same manner and to the same extent as the Seller or the Servicer might have done. Any Collections received by the Administrative Agent in the exercise of its rights pursuant to this Section 7.09(e) shall be applied by it in accordance with the Priority of Payments.

SECTION 7.10. Servicer Default. A “Servicer Default” shall occur with respect to the Servicer if one or more of the following events or conditions shall occur and be continuing:

(a)(i) the Servicer shall fail to remit or fail to cause to be remitted on any day any Collections required to be remitted hereunder or under any other Transaction Document on such day, and such failure shall continue for (x) in the case of a failure to remit Collections pursuant to the Priority of Payments, one (1) Business Day or (y) in any other case, two (2) Business Days after Actual Knowledge of such failure, or (ii) the Servicer shall fail to deposit or pay, or fail to cause to be deposited or paid, when due any other amount payable hereunder or under any other Transaction Document, and such failure shall continue for five (5) Business Days after Actual Knowledge of such failure; or

(b) the Servicer shall fail to deliver any Monthly Report or Funding Report when due, and such failure shall continue for two (2) Business Days, provided that if a systems failure shall have occurred and the Servicer is in compliance in all material respects with Section 5.03(a) and is using its reasonable best efforts to correct such failure and during such period no Collections are being released to the Seller or its Affiliates, such period shall be up to 30 days; or

(c) except as otherwise provided in this Section 7.10, the Servicer shall default or fail in the performance or observance of any other covenant, agreement or obligation applicable to it contained herein or in any other Transaction Document, and, if such default or failure is curable, such default or failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day the Servicer has Actual Knowledge of such event or (ii) the day the Servicer receives notice from the Administrative Agent or any Purchaser of the occurrence of such event;

(d) any representation, warranty, certification or statement made by the Servicer under this Agreement or any other Transaction Document or in any agreement, certificate, Monthly Report, Funding Report or other report, appendix, schedule or document furnished by the Servicer to the Seller or any Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been incorrect in any material respect (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty proves to incorrect) as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and such failure to be correct, if capable of being cured, shall remain unremedied for 30 days after written notice thereof from the Administrative Agent or any Purchaser; or

(e) an Insolvency Event shall occur with respect to the Servicer, or

(f) the Parent shall cease to directly own and control, of record and beneficially, 100% of each class of outstanding Equity Interests of the Servicer; or

(g) this Agreement or any other of the Transaction Documents shall at any time after the execution and delivery hereof and thereof, terminate or otherwise cease to be valid and enforceable in whole or in a material part against the Servicer, or if the validity or enforceability hereof or thereof shall be contested by the Servicer or any of its Affiliates; or

(h) the Servicer shall sell, assign or transfer a material portion of the Pool Receivables, other than as permitted by the Transaction Documents, or create any Adverse Claim on a material portion of the Pool Receivables other than the Adverse Claim in favor of the Administrative Agent pursuant to this Agreement or the Adverse Claim in favor of the Seller pursuant to the Receivables Sale Agreement or other Transaction Documents.

SECTION 7.11. Servicer Not to Resign.

(a) Subject to Section 7.11(b), the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent. No such resignation shall become effective until and unless the Administrative Agent or a successor Servicer, as applicable, shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 7.09(a) as though such resignation constituted a Complete Servicing Transfer thereunder.

(b) The Servicer may resign from the obligations and duties imposed on it as Servicer pursuant to the terms of this Agreement if a successor Servicer acceptable to the Seller and each Purchaser, in its reasonable discretion, shall have expressly assumed, by an agreement in form satisfactory to the Seller, the Administrative Agent and the Required Purchasers, the performance and observance of all of the obligations and duties of Servicer hereunder and under the other Transaction Documents.

ARTICLE VIII

TERMINATION EVENTS; CONSEQUENCES

SECTION 8.01. Termination Events. A “Termination Event” shall mean the occurrence and continuance of one or more of the following events or conditions:

(a)(i) any payment of Yield shall fail to be paid when due (without giving effect to availability of funds), and such failure shall continue for one (1) Business Day after written notice thereof from the Administrative Agent or any Purchaser, or (ii) the Seller shall fail to deposit or pay, or fail to cause to be deposited or paid, when due (without giving effect to availability of funds) any other amount payable hereunder or under any other Transaction Document, and such failure shall continue for (x) in the case of amounts payable with respect to the Aggregate Funded Purchase Price, two (2) Business Days or (y) in the case of other amounts, five (5) Business Days, in each case, after written notice thereof from the Administrative Agent or any Purchaser; or

(b) the Seller shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Sections 5.01(d) or Section 5.02(d); or

(c) except as otherwise provided in this Section 8.01, the Seller shall default or fail in the performance or observance in any material respect of any other covenant, agreement or obligation applicable to it contained herein or in any other Transaction Document, and, if such default or failure is curable, such default or failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day the Seller has Actual Knowledge of such event or (ii) the day the Seller receives notice from the Administrative Agent or any Purchaser of the occurrence of such event; or

(d) the Originator shall fail to deposit or pay, or fail to cause to be deposited or paid, when due any other amount payable under the Receivables Sale Agreement or under any other Transaction Document to which the Originator is a party, and such failure shall continue for five (5) Business Days after written notice thereof from the Administrative Agent or any Purchaser; or

(e) the Originator shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Sections 5.01(d), 5.02(d), 5.02(f) or 5.02(i) of the Receivables Sale Agreement; or

(f) except as otherwise provided in this Section 8.01, the Originator shall default or fail in the performance or observance in any material respect of any other covenant, agreement or obligation applicable to it contained herein or in any other Transaction Document, and, if such default or failure is curable, such default or failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day the Originator has Actual Knowledge of such event or (ii) the day the Originator receives notice from the Administrative Agent or any Purchaser of the occurrence of such event; or

(g) the Parent shall default or fail in the performance or observance in any material respect of any covenant, agreement or obligation applicable to it contained in the Performance Undertaking Agreement, and, if such default or failure is curable, such default or failure shall continue unremedied for (x) in the case of default or failure with respect to the payment or performance of a “Guaranteed Obligation” (as defined in the Performance Undertaking Agreement), the cure period, if any, applicable to the related Guaranteed Party with respect to such Guaranteed Obligations, as specified in Section 7.10 or this Section 8.01, as applicable, (y) in the case of default or failure with respect to any other payment obligation, a period of five (5) Business Days, after the earlier of (i) the day the Parent has Actual Knowledge of such event or (ii) the day the Parent receives notice from the Administrative Agent or any Purchaser of the occurrence of such event or (z) in the case of default or failure with respect to any other obligation, a period of thirty (30) or more days, after the earlier of (i) the day the Parent has Actual Knowledge of such event or (ii) the day the Parent receives notice from the Administrative Agent or any Purchaser of the occurrence of such event; or

(h) any representation, warranty, certification or statement made by the Seller or any other Company Party under this Agreement or any other Transaction Document or in any agreement, certificate, Monthly Report, Funding Report or other report, appendix, schedule or document furnished by the Seller or any other Company Party to any Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been incorrect in any material respect (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty proves to incorrect) as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and such failure to be correct, if capable of being cured, shall remain unremedied for 30 days after written notice thereof from the Administrative Agent or any Purchaser; or

(i) an Insolvency Event shall occur with respect to the Seller, the Parent or the Originator, or

(j) An “Event of Default” (as defined in the Revolver) of the type described in clause (e), (f), (g), (h), (i), (j) or (k) of Article VII of the Revolver occurs; or

(k)(i) the Seller shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) the Seller shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due before its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Seller shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required reduction or (y) as a mandatory prepayment (unless such required reduction or mandatory prepayment results from a default thereunder or an event of the type that constitutes a Termination Event)) before the stated maturity thereof; or

(l) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against the Seller and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be paid, bonded or effectively stayed; or

(m) the occurrence of a Change of Control; or

(n) this Agreement or any other of the Transaction Documents shall at any time after the execution and delivery hereof and thereof, terminate or otherwise cease to be valid and enforceable in whole or in a material part against any Company Party, or if the validity or enforceability hereof or thereof shall be contested by any Company Party or any of its Affiliates; or

(o) any security interest securing any obligation under this Agreement or any other of the Transaction Documents shall, in whole or in material part, cease to be a perfected first priority security interest against the applicable debtor or seller, or there shall exist an Adverse Claim on a material portion of the Pool Receivables other than the Adverse Claim in favor of the Seller pursuant to the Receivables Sale Agreement or in favor of the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties; or

(p)(i) the Originator, without the prior consent of the Required Purchasers or otherwise in accordance with the Transaction Documents, shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to the Seller pursuant to the Receivables Sale Agreement, or (ii) the Originator delivers written notice that it elects not to make a capital contribution pursuant Section 2.02(a) or (e)(ii) of the Receivables Sale Agreement; or

(q) the occurrence of a Servicer Default; or

(r) the Aggregate Funded Purchase Price exceeds the Maximum Aggregate Funded Purchase Price for two Business Days or longer following the date on which the most recent Funding Report was required to be delivered hereunder; or

(s) [reserved]; or

(t) the 100th day after the Seller receives written notice from the Administrative Agent that any the following has occurred and that the Administrative Agent intends call a Termination Event as a result thereof: (i) the average of the Default Ratios, computed for each of the three immediately preceding Monthly Periods, shall exceed 1.25%; (ii) the average of the Dilution Ratios, computed for each of the three immediately preceding Monthly Periods, shall exceed 23%; or (iii) the average of the Days Sales Outstanding, computed for each of the three immediately preceding Monthly Periods shall exceed 95 days; or

(u) unless otherwise agreed by the Administrative Agent, the insurance financial strength of (i) so long as it is a Credit Insurer, QBE is no longer rated “A-” or higher by S&P, or if rated by Moody’s or Fitch, such ratings are less than “A3” or less than “A-”, respectively, or (ii) so long as it is a Credit Insurer, Coface is no longer rated “A-” or higher by Fitch, or if rated by Moody’s or S&P, such ratings are less than “A3” or less than “A-”, respectively, or (iii) so long as any other Credit Insurer is a Credit Insurer, such Credit Insurer is, if rated by Moody’s or S&P, no longer rated “A3” or higher by Moody’s or “A-” or higher by S&P; or

(v)(i) any of the Credit Insurance Policies (including any endorsement thereto) terminates, lapses or is cancelled without replacement or is amended or otherwise modified without the prior consent of the Administrative Agent or coverage thereunder is suspended, (ii) any Credit Insurer shall fails to pay any amount due under a Credit Insurance Policy when due and such failure continues for a period of thirty (30) days, or (iii) an Insolvency Event shall occur with respect to any Credit Insurer; or

(w) as at the end of any calendar month, the Maximum Credit Insurance Liability Amount under any Credit Insurance Policy is less than 50% of the original Maximum Credit Insurance Liability Amount of such Credit Insurance Policy, as increased from time to time, and that condition remains unremedied for five (5) Business Days from the date on which notice of that condition, requiring the same to be remedied, shall have been given to Seller and Servicer by the Administrative Agent.

SECTION 8.02. Consequences of a Termination Event.

(a) If a Termination Event specified in Section 8.01 shall occur and be continuing, the Administrative Agent may in consultation with the Purchasers, and shall at the direction of the Required Purchasers, by notice to the Seller, declare the Facility Termination Date to have occurred hereunder; provided that, in the case of a Termination Event occurring as a result of the occurrence of a Termination Event under Section 8.01(i), the Facility Termination Date shall occur automatically and immediately without any action on the part of the Administrative Agent or any Purchaser.

(b) Upon the occurrence and continuance of any Termination Event, the Administrative Agent may take any action permitted and exercise all rights and remedies provided hereunder and under the other Transaction Documents with respect to a Termination Event. Upon the occurrence and continuance of any Termination Event, the Administrative Agent shall have all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Law, which rights and remedies shall be cumulative.

ARTICLE IX

ADMINISTRATIVE AGENT

SECTION 9.01. Appointment.

(a) Each Purchaser hereby irrevocably appoints Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent under the Transaction Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

(b) It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 9.02. Administrative Agent and Affiliates. Each institution serving as the Administrative Agent shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company Party or Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Company Party or Obligor or any of their respective Affiliates as if it were not the Administrative Agent and without any duty to account therefor to the Purchasers.

SECTION 9.03. Immunities and Limitations on Duties.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Termination Event has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is instructed in writing to exercise by the Required Purchasers or such other number or percentage of the Purchasers as shall be necessary under the circumstances as provided in Section 10.02, or in any case such other number or percentage of the Purchasers as the Administrative Agent shall believe in good faith to be necessary under the applicable Transaction Document and (iii) except as expressly set forth in the Transaction Documents, the Administrative Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to a Company Party or its Affiliates that is communicated to or obtained by the institution serving as the Administrative Agent or any of their respective Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers or such Purchasers as shall be necessary under the circumstances as provided in Section 10.02 or in any case such other number or percentage of the Purchasers as the Administrative Agent shall believe in good faith to be necessary under the applicable Transaction Document or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall not be deemed to have knowledge of any Servicer Default or other Termination Event unless and until written notice thereof stating that it is a “Notice of Servicer Default” or “Notice of Termination Event,” as applicable, is given to the Administrative Agent by the Seller, the Servicer or a Purchaser, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document or the occurrence of any Servicer Default or other Termination Event, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III hereof or elsewhere in any Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04. Reliance on Third Parties. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Transaction Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Transaction Documents for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Company Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. Sub-agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent.

SECTION 9.06. Independent Credit Decisions. Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Transaction Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 9.07. Indemnification.

(a) Each Purchaser (proportionately in accordance with its respective Exposure) severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Company Parties), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that (i) no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision, and (ii) no Purchaser shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Required Purchasers. Without limitation of the generality of the foregoing, each Purchaser (proportionately in accordance with its respective Exposure) agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document; provided that no Purchaser shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

(b) Each Purchaser (proportionately in accordance with its respective Exposure) severally agrees to indemnify the Administrative Agent for the full amount of any Excluded Taxes payable by the Administrative Agent with respect to this Agreement, any other Transaction Document or any payment by any Company Party under this Agreement and any other Transaction Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly imposed by the relevant Governmental Authority, except to the extent that any such amount or payment is determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The indemnity under this Section 9.07(b) shall be paid within 30 days after the Administrative Agent delivers to the applicable Purchaser a certificate stating the amount of Excluded Taxes so payable by the Administrative Agent. Such certificate shall be conclusive of the amount so payable absent manifest error.

SECTION 9.08. Certain Powers of Administrative Agent.

(a) In case of the pendency of any proceeding under any law of any jurisdiction relating to the dissolution, liquidation or winding-up, bankruptcy, insolvency, reorganization of insolvent debtors, arrangement of insolvent debtors, readjustment of debt or moratorium of debts or moratorium of debts or any other judicial proceeding relative to any Company Party, the Administrative Agent (irrespective of whether the Facility Termination Date shall have been declared or been deemed to have occurred) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the Aggregate Funded Purchase Price and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers, the Administrative Agent and their Related Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchasers, the Administrative Agent and their Related Parties under Sections 10.01 and 10.02) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser (on behalf of itself and any applicable Related Parties) to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to a Purchaser or Related Party with respect thereto, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 10.01 and 10.02.

(b) To the extent applicable, the Administrative Agent, on behalf of the Purchasers, the Administrative Agent and their Related Parties to which any Obligations are owing, shall have the right to credit bid and purchase for the benefit of the Purchasers, the Administrative Agent and such Related Parties, or any of them, all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Section 9-610 or 9-620 of the UCC, any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, any sale thereof under a plan of reorganization or at any other sale or foreclosure thereof conducted by or on behalf of the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. Each Purchaser (on behalf of itself and any applicable Related Parties) agrees that, except as otherwise provided in any Transaction Document or with the written consent of the Administrative Agent and the Required Purchasers, it will not take any enforcement action, acceleration obligations under any Transaction Document or exercise any right that it might have otherwise have under applicable Law to credit bid at any such sales or foreclosures or any similar disposition of Collateral.

SECTION 9.09. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided herein, the Administrative Agent may resign at any time by notifying the Purchasers, the Seller and the Servicer. Upon any such resignation, the Required Purchasers shall have the right, with the consent of the Seller (which consent will not be unreasonably withheld or delayed and shall not be required if a Termination Event shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Purchasers and with the consent of the Seller (which consent will not be unreasonably withheld or delayed and shall not be required if a Termination Event shall have occurred and be continuing and provided that the Seller shall be deemed to have consented to such an appointment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), appoint a successor Administrative Agent which shall be a bank with an office (or that has Affiliates with an office) in New York, New York, as the successor Administrative Agent; provided that, notwithstanding any of the foregoing, if no successor shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Administrative Agent’s notice of its resignation, the retiring Administrative Agent may elect, by notice to the Purchasers, the Seller and the Servicer, that its resignation shall become effective without a successor having been appointed, in which case (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents, (b) the Receivables Assets shall be deemed to be held collectively by the Purchasers and (c) all determinations provided to be made by the Administrative Agent shall instead be made by the Required Purchasers and all payments and communications made or provided to or through the Administrative Agent shall instead be made or provided to each Purchaser directly, until such time as the Required Purchasers appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and the retiring Administrative Agent. Further, upon acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder or upon the Receivables Assets being deemed to be held collectively by the Purchasers as provided above in this Section, at the expense of the Servicer, shall prepare and file such UCC-3 assignments and amendments and execute and deliver such other assignments and such other instruments and documents as shall be necessary to vest (without representation, warranty or other recourse) all of the retiring Administrative Agent’s right, title and interest in and to the Receivables Assets and the other Collateral in the successor Administrative Agent. Any fees payable by the Seller or any Company Party to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Seller or such Company Party and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article IX and of Sections 10.01 and 10.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 9.10. Satisfaction of Certain Conditions. Each Purchaser, by delivering its signature page to this Agreement and, if applicable, funding its initial Cash Outlays on the Closing Date, or delivering its signature page to an Assignment and Assumption or Joinder Agreement pursuant to which it shall become a Purchaser hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Purchasers on the Closing Date.

SECTION 9.11. Exclusive Benefit. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Purchasers, and none of the Seller, the Servicer or any other Company Party shall have any rights (nor any obligations) as a third party beneficiary of any such provisions.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Expenses. The Seller agrees to pay or cause to be paid (to the extent not paid by the Originator pursuant to the Receivables Sale Agreement), and to save each Purchaser and the Administrative Agent harmless against liability for the payment of all reasonable out-of-pocket expenses (including attorneys’ fees and expenses of counsel to the Administrative Agent and accountants’ and other third parties’ fees and expenses) incurred by or on behalf of such Purchaser in connection with (i) the negotiation, execution, delivery and preparation of this Agreement and the Transaction Documents, (ii) any amendments, waivers or consents under the Transaction Documents, (iii) the Purchasers’ enforcement or preservation of their respective rights (including the perfection and protection of the Pool Receivables) under the Transaction Documents, or (iv) the Seller’s portion of reviews pursuant to Section 5.05; provided, that the amount of legal fees payable by Seller under this Section 10.01 in connection with the negotiation, execution, delivery and preparation of this Agreement and the Transaction Documents through the Closing Date shall not exceed $150,000. All amounts due under this Section 10.01 shall be payable promptly (and in any event within thirty (30) days) following receipt of an invoice therefor together with reasonable supporting documentation.

SECTION 10.02. Indemnities.

(a) Seller Indemnities. Subject to the availability of funds for such purpose pursuant to the Priority of Payments, the Seller agrees to indemnify, defend and save harmless each Indemnified Party (to the extent not paid by the Originator pursuant to the Receivables Sale Agreement), other than for the gross negligence or willful misconduct of or breach of the Transaction Documents by such Indemnified Party, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, the reasonable expenses of settlement, litigation or preparation therefor and, in the case of a Purchaser or the Administrative Agent, reasonable expenses incurred by its credit recovery group (or any successors thereto)) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including any Obligor, any Company Party or any other Person whether on its own behalf or derivatively on behalf of any Company Party) arising from or incurred in connection with:

(i) the characterization in any Monthly Report, Funding Report or other statement made by any Company Party of any Pool Receivable as an Eligible Receivable which was not an Eligible Receivable as of the date of such Monthly Report, Funding Report or statement;

(ii) any representation, warranty or statement made or deemed made by any Company Party under or in connection with this Agreement or any other Transaction Document or any Monthly Report, Funding Report or other document delivered by any Company Party or to be delivered by any Company Party in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

(iii) any failure of any Company Party to perform its duties or obligations in all material respects in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Receivable;

(iv) the failure by any Company Party to comply with any applicable Law with respect to any Pool Receivable or any other Receivables Asset or Contract with respect thereto, or the failure of any Pool Receivable or any other Receivables Asset or Contract with respect thereto to conform to any such Law;

(v) the failure to vest and maintain in the Administrative Agent a first priority perfected ownership or security interest, as provided herein, in each Pool Receivable and all other Receivables Assets and a first priority perfected security interest in all other Collateral, in each case free and clear of any other Adverse Claim, or the failure of the Seller to obtain and maintain legal and equitable title to the Pool Receivables and all other Collateral, free and clear of any Adverse Claim other than the Adverse Claim in favor of the Administrative Agent pursuant hereto;

(vi) the failure to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Law with respect to any Pool Receivable or any other Receivables Asset transferred or purported to be transferred to the Seller by the Originator under the Receivables Sale Agreement or to the Administrative Agent for the account of the Purchasers under this Agreement or in which a security interest is granted or purported to be granted to the Seller under the Receivables Sale Agreement or to the Administrative Agent for the benefit of the Purchasers, the Administrative Agent and their Related Parties under this Agreement, and in each case the proceeds of any thereof, whether at the Closing Date, the time of any Cash Outlay or at any subsequent time;

(vii) the existence of any Adverse Claim other than the Adverse Claim in favor of the Administrative Agent pursuant hereto against or with respect to any Pool Receivable or any other Receivables Assets;

(viii) any failure of Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Pool Receivable or other Receivables Assets, or any attempt by any Person to void any transfer of Pool Receivables or other Receivables Assets transferred or purported transfer to the Seller under the Receivables Sale Agreement under statutory provisions or common law or equitable action;

(ix) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Pool Receivable;

(x) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Pool Receivable (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

(xi) the assertion by any Obligor, any Company Party or other Person against any Indemnified Party of any obligation or liability of any Company Party under any Receivable or any other Receivables Assets;

(xii) the commingling of Collections of Receivables at any time with other funds;

(xiii) any action or omission by any Company Party not in accordance with the Transaction Documents reducing or impairing the rights of any Purchaser or the Administrative Agent under this Agreement or any other Transaction Document with respect to any Collateral or reducing or impairing the validity, enforceability, collectability or value of any Collateral, including any compromise, rescission, cancellation, adjustment or modification of a Pool Receivable or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise, except in accordance with the Credit and Collection Policy and the provisions of the Transaction Documents in all material respects;

(xiv) any investigation, litigation or proceeding related to or arising from the use of proceeds from any purchase or reinvestment pursuant to this Agreement or of the proceeds of any purchase pursuant to the Receivables Sale Agreement, the servicing, administering or collecting of any Pool Receivable (or the failure to do so) or the ownership of, or other interest in, any Pool Receivable or other Receivables Asset, any other activity by any Company Party or failure by any Company Party to act under this Agreement or the other Transaction Documents or otherwise related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or any transaction contemplated by this Agreement;

(xv) any failure by any Person to pay or remit when due any Taxes (other than Excluded Taxes), including sales, excise or personal property taxes, payable or to be remitted in connection with any Pool Receivable or any other Receivables Asset or in connection with the purchases or grants of security interests, the servicing, administering or collecting of Pool Receivables or the other transactions contemplated by this Agreement or the other Transaction Documents;

(xvi) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(xvii) any deductible, aggregate first loss amount or similar amount applied by a Credit Insurer with respect to an Insurance Claim Receivable;

(xviii) any Termination Event with respect to the Seller described in Section 8.01(i);

(xix) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State or other Governmental Authority administering Anti-Terrorism Laws against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party as a result of conduct of any Company Party or any Subsidiary thereof that violates a Sanction;

(xx) any failure to maintain the Credit Insurance Policies applicable to the Pool Receivables in full force and effect or any failure or alleged failure by the Seller otherwise to comply with its obligations under Section 5.06; or

(xxi) any suit or other claim by any Credit Insurer against the Buyer or the Administrative Agent or Purchaser regarding any Credit Insurance Policy, any claim made or paid thereunder or any premium or other amount paid or payable thereunder or any dispute with any Credit Insurer regarding its obligations under any Credit Insurance Policies;

provided that nothing in this Section 10.02(a) shall be deemed to provide indemnity to the Indemnified Parties for (i) for credit losses arising from the financial inability of Obligors to pay Receivables or of the Credit Insurers to pay claims or (ii) matters covered pursuant to Section 2.08, 2.09 or 2.10.

(b) Servicer Indemnities. The Servicer agrees to indemnify, defend and save harmless each Indemnified Party (to the extent not paid by the Originator pursuant to the Receivables Sale Agreement), other than for the gross negligence or willful misconduct of or breach of the Transaction Documents by such Indemnified Party, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, the reasonable expenses of settlement, litigation or preparation therefor and, in the case of a Purchaser or the Administrative Agent, reasonable expenses incurred by its credit recovery group (or any successors thereto)) which any

Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including any Obligor, the Servicer or any other Person whether on its own behalf or derivatively on behalf of the Servicer) arising from or incurred in connection with:

(i) the characterization in any Monthly Report, Funding Report or other statement made by the Servicer of any Pool Receivable as an Eligible Receivable which was not an Eligible Receivable as of the date of such Monthly Report, Funding Report or statement;

(ii) any representation, warranty or statement made or deemed made by the Servicer under or in connection with this Agreement or any other Transaction Document or any Monthly Report, Funding Report or other document delivered by the Servicer or to be delivered by the Servicer in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

(iii) any failure of the Servicer to perform its duties or obligations in any material respect in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Pool Receivable;

(iv) the failure by the Servicer to comply with any applicable Law with respect to any Receivable or any other Receivables Asset or Contract with respect thereto;

(v) the creation by the Servicer of any Adverse Claim other than the Adverse Claim in favor of the Administrative Agent pursuant hereto against or with respect to any Pool Receivable or any other Receivables Assets;

(vi) the assertion by any Obligor or other Person against any Indemnified Party of any obligation or liability of the Servicer under any Receivable or any other Receivables Assets;

(vii) the commingling of Collections of Receivables by the Servicer or any of its Affiliates at any time with other funds;

(viii) any action or omission by the Servicer not in accordance with the Transaction Documents reducing or impairing the rights of any Purchaser or the Administrative Agent under this Agreement or any other Transaction Document with respect to any Collateral or reducing or impairing the validity, enforceability, collectability or value of any Collateral, including any compromise, rescission, cancellation, adjustment or modification of a Pool Receivable or any Related Security by the Servicer, whether by written agreement, verbal agreement, acquiescence or otherwise, except in accordance with the Credit and Collection Policy and the provisions of the Transaction Documents in all material respects;

(ix) any investigation, litigation or proceeding related to or arising from the servicing, administering or collecting of any Pool Receivable (or the failure to do so), any other activity by the Servicer or failure by the Servicer to act under this Agreement or the other Transaction Documents or otherwise related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or any transaction contemplated by this Agreement;

(x) any Servicer Default described in Section 7.10(g); or

(xi) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State or other Governmental Authority administering Anti-Terrorism Laws against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party as a result of conduct of the Servicer or any Subsidiary thereof that violates a Sanction;

provided that nothing in this Section 10.02(b) shall be deemed to provide indemnity to the Indemnified Parties for (i) for credit losses arising from the financial inability of Obligors to pay Receivables or of the Credit Insurers to pay claims or (ii) matters covered pursuant to Section 2.08, 2.09 or 2.10.

SECTION 10.03. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day.

SECTION 10.04. [Reserved].

SECTION 10.05. Notices. Unless otherwise expressly permitted or provided in this Agreement, all notices, requests, demands, directions, instructions, consents, approvals and other communications (collectively “notices”) under the provisions of this Agreement shall be effective only if in win (a) a physical non-electronic writing or (b) electronic communication (“email”) promptly followed by delivery of a physical non-electronic writing, and shall be sent by first-class mail, first-class express mail or courier, or by email, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office stated in Annex II hereto or, with respect to any Person who becomes a party hereto pursuant to an Assignment and Assumption Agreement or Joinder Agreement, in such Assignment and Assumption Agreement or Joinder Agreement, as applicable, or with respect to any party, in accordance with the last unrevoked direction from such party to the other parties hereto or, in the case of a Purchaser, to the Administrative Agent, the Seller and the Servicer.

SECTION 10.06. Amendments and Waivers.

(a) The Required Purchasers, the Administrative Agent, the Servicer and the Seller may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Required Purchasers and the Administrative Agent, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller and/or the Servicer under this Agreement. Any such amendment, modification, supplement, waiver or consent must be in writing. Any waiver of any provision hereof, and any consent to a departure by the Seller and/or the Servicer from the due performance of any of its obligations under this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on any Company Party in any case shall entitle any Company Party to any other or further notice or demand in similar or other circumstances.

(b) Notwithstanding the foregoing, without the consent of each Purchaser that would be affected thereby, no amendment, modification, supplement, waiver or consent shall be effective if the effect thereof would (i) waive, reduce or postpone any scheduled payment to such Purchaser; (ii) reduce the Yield Rate on any portion of the Aggregate Funded Purchase Price or any fee payable hereunder; (iii) extend the time for payment of any such Yield or fees; (iv) reduce the Aggregate Funded Purchase Price or any Purchaser’s Funded Purchase Price; (v) reduce the percentage contained in the definition of “Required Purchasers;” (vi) extend the Scheduled Facility Termination Date or change the definition of “Default Ratio,” “Dilution Ratio,” “Dilution Reserve Percentage,” Eligible Receivable,” “Insured Receivable,” “Yield and Fee Reserve Percentage”, “Loss Reserve Percentage,” “Maximum Aggregate Funded Purchase Price,” “Net Receivables Balance,” “Required Reserve Percentage” or “Servicing Fee Rate;” (vii) release all or any material portion of the Receivables Assets or other Collateral or any Credit Insurance Policy (except as expressly provided herein); (viii) change the pro rata sharing of payments for the account of the Purchasers or the pro rata sharing of funding commitments required hereby; (ix) change the Priority of Payments; (x) consent to or permit the assignment or transfer by the Seller of its rights or obligations under this Agreement; (xi) modify the limitations on recourse applicable to any Purchaser contained in Section 2.04(c) or 10.23, or (xii) change this Section 10.06.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Servicer nor the Seller may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed and which shall only be delivered with the consent of each Purchaser), and any attempted assignment or transfer by the Servicer or the Seller without such consent shall be null and void, and (ii) no Purchaser may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer any legal or equitable right, remedy or claim under or by reason of this Agreement upon any Person, other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 10.07(c)) and, to the extent expressly contemplated hereby, Related Parties of the Administrative Agent and the Purchasers). By accepting the benefits of the Transaction Documents, any Participant and any Related Party that is owed any Obligation is bound by the terms of the Transaction Documents, including Sections 10.10, 10.11, 10.22 and 10.23 of this Agreement; provided that, notwithstanding the foregoing: (i) the Administrative Agent shall not be obligated to deliver any notice or communication required to be delivered to any Purchaser under any Transaction Documents to any Participant or Related Party that is not a Purchaser and (ii) no such Related Party shall be entitled to consent to, reject, or participate in any manner in any amendment, modification or supplement to or waiver or consent under any Transaction Document. The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any such Related Party, and the Administrative Agent shall deal solely and directly with the related Purchaser in connection with all matters relating to the Transaction Documents. The Obligation owed to such Related Party shall be considered the Obligation owed to its related Purchaser for all purposes under the Loan Documents and such Purchaser shall be solely responsible to the other parties hereto for all the obligations, if any, of such Related Party under any Transaction Document.

(b) The Receivables Assets are freely assignable by Purchasers and any subsequent transferee, other than to a competitor of Seller, provided that, so long as no Termination Event has occurred and is continuing, the Purchasers pay in full the Deferred Purchase Price with respect to the assigned Receivables. Each of the Purchasers may assign, in whole or in part, its Funded Purchase Price and its other interests, rights and obligations hereunder and under the other Transaction Documents (i) with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to (A) any other Purchaser, (B) any Affiliate of a Purchaser, or (C) any special purpose vehicle established primarily for the purpose of issuing commercial paper to finance the purchase of eligible assets if such vehicle is administered or sponsored by any Purchaser or any Affiliate of any Purchaser or (ii) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, unless a Termination Event shall have occurred and be continuing, the Seller (which consent shall not be unreasonably withheld or delayed), to any other Person (other than a natural person); provided, for the avoidance of doubt, this sentence shall not restrict the Purchasers from assigning or transferring the Receivables Assets. To effectuate an assignment hereunder, both the assignee and the assignor will be required to execute and deliver to the Seller and the Administrative Agent an Assignment and Assumption Agreement. Following any assignment in accordance with the foregoing criteria, the Purchaser Facility Amounts and Funding Percentages, of each affected Purchaser hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment. Upon execution and delivery and recording pursuant to Section 10.07(f), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents, and the assigning Purchaser thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement and the other Transaction Documents (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto but shall continue to be entitled to the benefits and be subject to the obligations, of Sections 2.08, 2.09, 2.10, 10.01 and 10.02, as well as, except to the extent otherwise provided in the applicable Assignment and Assumption Agreement, to the benefit of any Yield or fees accrued for its account and not yet paid).

(c) At any time and from time to time, each Purchaser may, in accordance with applicable Law, at any time grant participations in all or a portion of its interest in the Aggregate Funded Purchase Price and other payments due to it under this Agreement (i) to (A) any other Purchaser, (B) any Affiliate of a Purchaser, or (C) any special purpose vehicle established primarily for the purpose of issuing commercial paper to finance the purchase of eligible assets if such vehicle is administered or sponsored by any Purchaser or any Affiliate of any Purchaser or (ii) with the consent of, unless a Termination Event or Potential Termination Event shall have occurred and be continuing, the Seller (which consent shall not be unreasonably withheld or delayed), to any other Person (each, a “Participant”) . Each Purchaser hereby acknowledges and agrees that (i) any such participation will not alter or affect such Purchaser’s direct obligations hereunder and (ii) none of the Seller, the Originator, the Servicer or the Administrative Agent shall have any obligation to have any communication or relationship with any Participant. The Seller agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 2.10 to the same extent as if it were a Purchaser and had acquired its interest by assignment; provided, a Participant shall not be entitled to receive any greater payment under Section 2.08, 2.09 or 2.10 than the applicable Purchaser would have been entitled to receive with respect to the participation sold to such Participant.

(d) Without limitation of the provisions of Section 10.07(a), without notice to or consent from the Seller, the Administrative Agent or any other party or any other condition or restriction of any kind, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of such Purchaser’s Funded Purchase Price and Yield thereon) hereunder to secure obligations of such Purchaser to a Federal Reserve Bank or other central bank; provided that no such pledge or grant of a security interest shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(e) At the time of any assignment pursuant to this Section 10.07 or of the execution and delivery of a Joinder Agreement to a Person which is not already a Purchaser hereunder, the assignee or additional Purchaser shall provide the appropriate Internal Revenue Service Forms and other documents specified in Section 2.10(c).

(f) The Administrative Agent (as agent for the Seller) shall maintain at its office referred to in Annex II a copy of each Assignment and Assumption Agreement and Joinder Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers and the Funded Purchase Price of, and Yield owing to, each Purchaser from time to time, which register shall be available for inspection by the Seller at any reasonable time and from time to time upon reasonable prior notice. No assignment under Section 10.07(b) shall be effective until the entries described in the preceding sentence have been made in such register. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Purchasers and the Administrative Agent may treat each Person whose name is recorded in such register as a Purchaser for all purposes of this Agreement.

(g) Any Purchaser granting a participation (as agent for the Seller) shall maintain at its office referred to in Annex II a register for the recordation of the names and addresses of its Participants specifying such Participant’s entitlement to payments of Funded Purchase Price of, and Yield owing to, such Purchaser from time to time, which register shall be available for inspection by the Seller at any reasonable time and from time to time upon reasonable prior notice. No participation under Section 10.07(c) shall be effective until the entries described in the preceding sentence have been made in such register. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the affected Purchaser, and any Participant may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Participant for all purposes of this Agreement.

SECTION 10.08. Term of Agreement. This Agreement shall terminate on the Final Date; provided, however, that (i) the rights of the Administrative Agent (individually and as agent) and the Purchasers under Section 2.04(c), (ii) the indemnification and payment provisions set forth in Sections 2.08, 2.09, 2.10, 9.05, 10.01 and 10.02, and (iii) the agreements set forth in Section 10.11, Section 10.12 and Sections 10.18 through 10.23 shall be continuing and shall survive any termination of this Agreement; and provided further that the obligations of the Servicer and the rights of the Seller pursuant to Section 2.04(b) shall be continuing until all Pool Receivables have either been collected or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy and all recoveries in respect of Charge-Offs of Pool Receivables have been received and applied in accordance with such Section, as reasonably determined by the Servicer, and to such extent shall survive any termination of this Agreement.

SECTION 10.09. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Purchaser or the Administrative Agent in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Purchasers and the Administrative Agent under the Transaction Documents are cumulative and not exclusive of any rights or remedies which any Purchaser or the Administrative Agent would otherwise have.

SECTION 10.10. No Discharge. The respective obligations of each of the Servicer and the Seller under the Transaction Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Documents or applicable Law, including any failure to set-off or release in whole or in part by any Purchaser or the Administrative Agent of any balance of any deposit account or credit on its books in favor of the Servicer or the Seller, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Servicer or the Seller as a matter of Law.

SECTION 10.11. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 10.12. Waiver of Jury Trial. EACH OF THE SELLER, THE SERVICER, THE ADMINISTRATIVE AGENT AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

SECTION 10.13. Survival. All representations and warranties of the Servicer and the Seller contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Purchaser or the Administrative Agent, the purchase, repurchase or payment of any Receivable or any other event or condition whatsoever (other than a waiver complying with Section 10.06). The covenants and agreements contained in or given pursuant to this Agreement shall continue in full force and effect until the termination of this Agreement as provided in Section 10.08 and thereafter, to the extent provided in such Section.

SECTION 10.14. Entire Agreement. This Agreement and the other Transaction Documents to which the parties hereto are a party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

SECTION 10.15. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without in any manner affecting the validity, legality or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.17. No General Right of Set-Off. Except as expressly set forth herein, no party to this Agreement shall be entitled to set off any of its liabilities or obligations under this Agreement or any of the Transaction Documents against the liabilities or obligations of any other party to this Agreement or the other Transaction Documents, and all payment by any such party under this Agreement and the other Transaction Documents shall be made free of any such set off or counterclaim.

SECTION 10.18. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any Obligations in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Obligations, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Obligations; provided that, if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.19. Payments Set Aside. To the extent that the Seller or any Obligor makes a payment to a Purchaser or the Administrative Agent or a Purchaser or the Administrative Agent exercises rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 10.19 shall survive the termination of this Agreement.

SECTION 10.20. Confidentiality. Each Purchaser, the Administrative Agent, the Servicer and the Seller shall keep all non-public information obtained pursuant to (i) this Agreement and the other Transaction Documents and (ii) the transactions contemplated hereby or effected in connection herewith (“Confidential Information”) confidential and will not disclose such information to any third party. However, each party may disclose Confidential Information (a) to any Purchaser or the Administrative Agent or to any bona fide prospective assignee or successor Purchaser or Administrative Agent in connection with the participation or proposed participation of such Person in the transactions contemplated by this Agreement and the other Transaction Documents, provided that any prospective assignee to whom such disclosure is made shall have agreed to abide by confidentiality provisions comparable to those contained in this Section 10.20, (b) to its affiliates, officers, directors, employees, attorneys, accountants, agents and professional advisers engaged in the transactions contemplated by this Agreement and the other Transaction Documents who are bound by a duty of confidentiality (including by means of applicable policies of the relevant party), (c) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Documents or the enforcement of rights hereunder or thereunder, (d) as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (e) to parties to whom disclosure of Confidential Information is required by any other applicable Law, subpoena, court order or other legal process or requested by any governmental agency or other regulatory authority (including any self-regulatory organization asserting jurisdiction over the applicable party or its affiliates), (f) to the Originator subject to the provisions of Section 7.19 of the Receivables Sale Agreement, and (g) to any other Person with the prior consent of the party from whom such Confidential Information was obtained; provided that (in the case of any disclosure under foregoing clause (d) or (e)) the disclosing party will, to the extent permitted by applicable Law, give reasonable notice of such disclosure requirement to the party from whom such Confidential Information was obtained prior to disclosure of the Confidential Information, and will disclose only that portion of the Confidential Information that is necessary to comply with such requirement in a manner reasonably designed to maintain the confidentiality thereof; and provided further that no such notice shall be required for any disclosure by any Purchaser or the Administrative Agent to regulatory authorities with appropriate jurisdiction in connection with an examination of such Purchaser or Administrative Agent in the normal course. Each Purchaser, the Administrative Agent, the Servicer and the Seller severally agree that Confidential Information shall be used by it only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose. Confidential Information shall not include information that:

(i) was known to the recipient party previous to its receipt of the relevant Confidential Information;

(ii) is, or becomes, readily available to the public other than through a breach by a recipient party or any Person to whom Confidential Information has been disclosed by a recipient party of the obligations set forth herein or a duty of confidentiality owed by such Person;

(iii) has been, or is later, disclosed to the recipient party by a third party not known to the recipient party to be bound by any confidentiality agreement; or

(iv) was independently developed by the recipient party, either before or after the Closing Date, without using any of the Confidential Information.

Each of the Seller and the Servicer acknowledges and agrees that Rabobank (individually or as Administrative Agent) may share information on matters relating to the Seller or the Servicer or the transactions contemplated by this Agreement and the other Transaction Documents with its subsidiaries and other affiliates, and that such subsidiaries and other affiliates may likewise share information relating to the Seller or the Servicer or such transactions with Rabobank, provided that any recipient to whom such disclosure is made shall have agreed to abide by confidentiality provisions comparable to those contained in this Section 10.20. The Seller and the Servicer each hereby authorizes Rabobank and its subsidiaries and other affiliates to disclose the existence and principal terms of this Agreement and the other Transaction Documents (including the names and respective roles of the Seller, the Servicer and Rabobank (individually or as Administrative Agent) in connection therewith) for the purpose of conducting and marketing their businesses.

Notwithstanding the foregoing, each party (and each employee, representative or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions described herein and in the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of such transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of such transactions.

SECTION 10.21. Tax Characterization. This Agreement and the transactions contemplated hereby have been structured with the intention that they be treated as a financing transaction for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by income. The Seller, the Purchasers and the Administrative Agent agree to treat and report such investment or other interests in the Pool Receivables as indebtedness for U.S. federal and state income tax purposes. The parties hereto hereby agree that, except as required by law, they will not file any tax returns or take any other position for any tax purpose that is inconsistent with such intended characterization.

SECTION 10.22. No Petition.

(a) Each party hereto agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause the Seller to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Seller under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Seller, or any substantial part of its property or (iii) ordering the winding up or liquidation of the affairs of the Seller.

(b) The provisions of this Section 10.22 shall survive the termination of this Agreement.

SECTION 10.23. Limited Recourse.

(a) Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, the obligations of the Seller under this Agreement are limited recourse obligations of the Seller, payable solely from the proceeds of the Receivables Assets in accordance with the Priority of Payments, and following the full realization of the Receivables Assets and the application of the proceeds thereof in accordance with such Priority of Payments, any claims (as defined in §101 of the Bankruptcy Code) hereunder or under the other Transaction Documents against the Seller shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing by the Seller under this Agreement or any other Transaction Document or for the payment by the Seller of any fee in respect hereof or thereof or any other obligation or claim of or against the Seller arising out of or based upon this Agreement or any other Transaction Document against any employee, officer, director, member or Affiliate of the Seller.

(b) No recourse shall be had for the payment of any amount owing by any Purchaser or as Administrative Agent in respect of this Agreement or any other Transaction Document, including the Deferred Purchase Price, or for the payment of any fee of any fee in respect hereof or thereof or for any other obligation or claim of such Purchaser or as Administrative Agent arising out of or based upon this Agreement or any other Transaction Document against any employee, officer, director, incorporator, member, stockholder, partner or other beneficial owner or Affiliate of such Purchaser or as Administrative Agent.

(c) The provisions of this Section 10.23 shall not limit or otherwise affect the provisions of Section 2.04(c) and shall survive termination of this Agreement.

SECTION 10.24. Patriot Act. Each Purchaser and as Administrative Agent (for itself and not as agent) hereby notifies the Seller and the Servicer that pursuant to the requirements of the Patriot Act, such Purchaser or Administrative Agent may be required to obtain, verify and record information that identifies the Seller, the Originator, the Servicer and the Parent, which information includes the name, address, tax identification number and other information regarding the Seller, the Originator, the Servicer and the Parent that will allow such Purchaser or as Administrative Agent to identify the Seller, the Originator, the Servicer and the Parent in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act. Each of the Seller and the Servicer agrees to provide to each Purchaser and as Administrative Agent, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent and Purchaser

By:	/s/ THOMAS GIUNTINI
Name: Thomas Giuntini
Title: Executive Director

By:	/s/ Raymond Dizon
Name: Raymon Dizon
Title: Executive Director

[Signature Page to Receivables Purchase Agreement]

KELLOGG BUSINESS SERVICES COMPANY, as Servicer

By:	/s/ JOEL A. VANDERKOOI
Name: Joel A. Vanderkooi
Title: Vice President and Treasurer

[Signature Page to Receivables Purchase Agreement]

KELLOGG FUNDING COMPANY, LLC, as Seller

By:	/s/ JOEL A. VANDERKOOI
Name: Joel A. Vanderkooi
Title: Treasurer

[Signature Page to Receivables Purchase Agreement]